                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT is made and entered into as of this 25/th/ day of May, 2001, by and among AVIATION SALES COMPANY, a corporation organized and existing under the laws of the State of Delaware, CARIBE AVIATION, INC., a corporation organized and existing under the laws of the State of Florida and HAMILTON SUNDSTRAND SERVICE CORPORATION, a corporation organized and existing under the laws of the State of Delaware. Unless otherwise defined herein, terms the first letter of which are capitalized herein shall have the meanings ascribed to them in Article 1.

                             W I T N E S S E T H:

          WHEREAS, Seller is an indirect wholly owned subsidiary of Parent;

          WHEREAS, Seller is engaged in the Business; and

          WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, the Purchased Assets and the Assumed Liabilities, subject to all of the terms and conditions hereof;

          NOW, THEREFORE, Buyer, Parent and Seller, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, and intending to be legally bound, do hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement:

          1.1. "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or other tribunal, including without limitation any arbitrator.

          1.2. "Adjusted Working Capital" means Net Working Capital, as shown on the Final Closing Balance Sheet, as adjusted for those items identified in the Agreed Accounting Principles.

          1.3.  "Adjustment Statements" shall have the meaning set forth in
Section 4.3(a).

          1.4. "Affiliate" means, with respect to any Entity, any other Entity directly or indirectly controlling, controlled by, or under common control with such other Entity. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any Entity) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Entity whether through ownership of voting securities, by contract or otherwise.

          1.5. "Agreed Accounting Principles" means those accounting adjustments and principles set forth on Schedule 1.5. Schedule 1.5 also sets
                                        ------------   -------------
forth the calculation of the Target Working Capital in accordance with the Agreed Accounting Principles.

          1.6.  "Agreement" means this Asset Purchase Agreement.

          1.7. "Assignment and Assumption Agreement" shall have the meaning set forth in Section 11.2(c).

          1.8.  "Assumed Liabilities" shall have the meaning set forth in
Section 3.1.

          1.9. "Attorneys' Fees" means all reasonable outside attorneys' fees and out-of-pocket expenses.

          1.10. "Aviation Authorities" means the Federal Aviation
Administration and any and all other governmental or quasi-governmental authorities regulating aspects of aviation, and any successor to any of the foregoing.

          1.11. "Balance Sheet" means the unaudited balance sheet of the Seller as of March 31, 2001, which is attached hereto as part of Schedule 5.3(a).
                                                          ---------------

          1.12. "Bill of Sale" shall have the meaning set forth in Section 11.2(a).

          1.13. "Business" means the business of maintaining, repairing and overhauling hydraulic, pneumatic, electrical and electromagnetic aircraft components, avionics and instruments as conducted by Seller as of the date hereof, with such additions or changes thereto in the ordinary course of business as shall occur after the date hereof but prior to the Closing Date in accordance with this Agreement.

          1.14 "Buyer" means Hamilton Sundstrand Service Corporation, with its principal place of business located at 1 Hamilton Road, 1-2-AB52, Windsor Locks, Connecticut 06096.

          1.15. "Buyer Group" shall have the meaning set forth in Section 13.1.

          1.16. "Buyer Legal Opinion" shall have the meaning set forth in
Section 10.2(e).

          1.17. "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., as amended.
                                                   -------

          1.18. "Closing" shall have the meaning set forth in Section 4.2.

          1.19. "Closing Balance Sheet" shall have the meaning set forth in
Section 4.3(a).

          1.20.  "Closing Date" shall have the meaning set forth in Section
11.1.

          1.21.  "Closing Date Payment Amount" means $21,750,000.

          1.22. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.23. "Contracts" means all purchase orders, sales orders, distributor agreements, franchise agreements, sales representation agreements, warranty agreements, service agreements, leases and subleases of personal property, collective bargaining agreements and other contracts with labor unions, employment and consulting agreements, guaranty agreements, confidentiality agreements and other agreements and contracts, in each case to which the Seller is a party or by which it or any of the Purchased Assets may be bound or affected.

          1.24. "Damages" means any and all debts, losses, claims, damages, costs, fines, judgments, penalties, obligations, payments, expenses and liabilities of every type and nature (including without limitation those arising out of any Action), together with any reasonable costs and expenses (including, without limitation, Attorneys' Fees) incurred in connection with any of the foregoing, including, without limitation, the reasonable cost of the investigation, preparation or defense of any Action in connection therewith.

          1.25.  "Deferred Payment Amount" means $750,000.

          1.26. "Dollars" or "$" means the lawful money of the United States of America.

          1.27.  "Effective Date" shall have the meaning set forth in Section
9.1.

          1.28. "Employees" means those employees who are employed by Seller to whom Buyer offers employment on the Effective Date applicable thereto as set forth in Section 9.1.

          1.29. "Entity" means any individual, corporation, partnership, limited liability company, trust or unincorporated organization or other entity.

          1.30. "Environmental Laws" means applicable federal, state, provincial, territorial, local and municipal laws; rules, regulations, orders, permits, approvals, decisions, decrees, ordinances or by-laws having the force of law; and any common or civil laws; all as adopted or enacted prior to or as of the Closing Date (or with respect to the representations and warranties made pursuant to Section 5.10(b), 5.10(c) and 5.11(b), in effect as of the respective dates such representations and warranties are made) which relate to (a) pollution or destruction of, or loss of or injury to, or any adverse effect upon, the environment, (b) the protection, cleanup or restoration of, or removal, remediation or mitigation of conditions affecting, the environment, (c) the release, discharge, emission, generation, handling, transportation, use, treatment, storage or disposal of any Hazardous Substance, (d) the regulation of the manufacture, processing, distribution or use of chemical substances for commercial purposes, (e) radioactive materials, by-products or waste, or (f) the protection of the safety or health of humans, including, but not limited to, exposure to Hazardous Substances.

          1.31. "Environmental Liabilities" means all liabilities and obligations, including, without limitation, all Damages, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, those related to Remedial Actions, and all reasonable fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the Business, Real Property or any other real property, assets, equipment or facilities, by Seller or any of its predecessors or Affiliates; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Real Property or any other real property, assets, equipment or facilities currently or previously owned, leased or operated by Seller or any of its predecessors or Affiliates, to the extent that any such environmental conditions are in violation of Environmental Laws; and (iii) expenditures necessary to cause any Real Property or any aspect of the Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date necessary to make full economic use of any Real Property.

          1.32.  "Environmental Licenses" shall have the meaning set forth in
Section 5.11(b).

          1.33. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          1.34.  "ERISA Plan" means an "employee benefit plan" as defined in section 3(3) of ERISA.

          1.35. "Escrow Agent" means Chase Manhattan Trust Company, National Association.

          1.36. "Escrow Agreement" means the escrow agreement by and among Buyer, Seller and the Escrow Agent in substantially the form attached hereto as Exhibit B.
---------

          1.37. "Final Closing Balance Sheet" shall have the meaning set forth in Section 4.3(b).

          1.38.  "Financial Statements" shall have the meaning set forth in
Section 5.3(a).

          1.39. "Former Facility" means the facility formerly occupied by Seller and located at 2200 Northwest 84/th/ Avenue, Miami, Florida 33122.

          1.40. "GAAP" means generally accepted accounting principles in the United States of America.

          1.41. "Hazardous Substance" means any pollutant, contaminant, petroleum or petroleum product, asbestos, polychlorinated byphenyl, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, special, liquid, industrial or other waste, hazardous material, or other material, substance or agent (whether in solid, liquid or gaseous form) that is regulated pursuant to Environmental Laws.

          1.42. "Intellectual Property" means all Seller's right, title and interest in and to domestic and foreign letters patent, patents, patent applications, docketed patent disclosures, patent licenses, other patent rights, trademarks, trademark registrations, trademark applications, trademark licenses, other trademark rights, service marks, service mark registrations, service mark applications, service mark licenses, other service mark rights, company names (including, without limitation, the name "Caribe Aviation" and all variants thereof), trade names, trade name licenses, trade dress, brand names, brand marks, logos, slogans, ideas, processes, copyrights, copyright registrations, copyright applications, Know-How, Know-How licenses, computer software owned, computer software licenses, computer data, licenses and sublicenses granted and obtained with respect thereto, and any divisions, extensions, renewals, reissues, continuations, or continuations in part, and rights thereunder, remedies against infringement thereof, and rights to protection of interests therein under the laws of all jurisdictions with respect to any of the foregoing.

          1.43. "Know-How" means trade secrets, know-how (including product know-how and use and application know-how), formulas, processes, product designs, inventions, specifications, quality control procedures, manufacturing, cost and pricing data, parts trading information, engineering and other drawings, technology, technical information, safety information, lab journals, engineering data and design and engineering specifications, research records, market surveys and promotional literature, customer and supplier lists and similar data, including all depictions, descriptions, drawings and plans thereof.

          1.44. "Lease" means that certain Lease Agreement dated as of December 17, 1998 by and between the Trustee, as Lessor, and Parent, as Lessee, pursuant to which Parent leases the Leased Real Property.

          1.45. "Leased Real Property" means the real property located at 3601 Flamingo Road, Miramar, Florida 33027 that is occupied by the Seller as of the date of this Agreement.

          1.46. "Licenses" means the permits, licenses, certificates, orders, consents, authorizations, franchises and other approvals from, or required by, any governmental authority that are used by or necessary to own and to operate the Business, as currently configured and normally operated (or as proposed or required to be configured or operated), together with any applications for the issuance, renewal, modification, extension or expansion thereof and all supporting information and analyses.

          1.47. "Lien" means any lien, mortgage, security interest, charge, pledge, retention of title agreement, adverse claim, easement, encroachment, restrictive covenant or other encumbrance affecting title to any property of any sort.

          1.48. "Listed Hazardous Site" means any site or facility listed or proposed for listing on the National Priority List established pursuant to CERCLA or on any list established by any governmental authority or body of sites requiring or potentially requiring Remedial Action.

          1.49. "Material Adverse Effect" means (a) a material adverse effect on the Business, the Purchased Assets, Assumed Liabilities, financial condition or results of operations of Seller, taken as a whole (without giving effect to any effect on the Retained Assets or the Retained Liabilities), or (b) a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement.

          1.50. "NFA" means a determination of No Further Action or equivalent, with or without conditions, by the appropriate governmental authority or body.

          1.51. "Party" means Buyer, Parent or Seller, referred to individually, and "Parties" means Buyer, Parent and Seller, referred to collectively.

          1.52.  "Plans" shall have the meaning set forth in Section 5.14(a).

          1.53. "Prime Rate" means the rate per annum equal to the publicly announced prime commercial lending rate of Chase Manhattan Bank (or any successor thereof) in effect from time to time, changing as such publicly announced rate changes, effective as of the date Chase Manhattan Bank publicly announces such change.

          1.54.  "Purchase Price" shall have the meaning set forth in Section
4.1.

          1.55. "Purchased Assets" shall have the meaning set forth in Section 2.1.

          1.56. "Real Property Purchase Price" means $8,500,000 to be paid to the Trustee for the purchase of the Leased Real Property.

          1.57. "Reciprocal Easement Agreement" means that certain easement agreement by and between Buyer and the Trustee in substantially the form attached hereto as Exhibit C.
                   ---------

          1.58. "Related Person" means Seller and any trade or business whether or not incorporated, which, together with the Seller would, as of any date of determination, be treated as a single employer under Section 414 of the Code.

          1.59. "Remedial Action" means actions required by Environmental Laws to (a) clean up, contain, control, mitigate, remove, treat or in any other way remediate any Hazardous Substance, (b) prevent the release of any Hazardous Substance so that it does not migrate or endanger or threaten to endanger public health or welfare or the environment, or (c) perform studies, investigations and evaluations related to any such Hazardous Substances. A Remedial Action shall be deemed complete upon receipt of an NFA.

          1.60. "Repairs" means the performing of maintenance, repair or overhaul activities on the components identified on Schedule 1.60.
                                                    -------------

          1.61.  "Retained Assets" shall have the meaning set forth in Section
2.2.

          1.62.  "Retained Liabilities" shall have the meaning set forth in
Section 3.2.

          1.63.  "Returns" shall have the meaning set forth in Section 5.9.

          1.64. "Sale" means the purchase of the Purchased Assets and the assumption of the Assumed Liabilities by Buyer at the Closing.

          1.65. "Sale Confidentiality Agreements" shall have the meaning set forth in Section 7.10.

          1.66. "Seller" means Caribe Aviation, Inc., a corporation organized and existing under the laws of the State of Florida, with its principal place of business located at 3601 Flamingo Road, Miramar, Florida 33027.

          1.67. "Seller Employee Benefit Plan" shall have the meaning set forth in Section 5.14(a).

          1.68.  "Seller Group" shall have the meaning set forth in Section
13.2.

          1.69. "Seller's Knowledge" means the actual knowledge of the persons listed on Schedule 1.69.
          -------------

          1.70.  "Seller Legal Opinion" shall have the meaning set forth in
Section 10.1(g).

          1.71. "Survival Period" shall have the meaning set forth in Section 13.6(b).

          1.72. "Target Working Capital" means $7,094,792, which is the Working Capital as of March 31, 2001 calculated in accordance with the Agreed Accounting Principles, all as shown on Schedule 1.5.
                            ------------

          1.73. "Tax" or "Taxes" means (a) all income, profits, franchise, gross receipts, capital, sales, use, withholding, municipal license (patents), value added, ad valorem, transfer, employment, social security, disability, occupation, property, severance, production, excise and other taxes, duties and other similar governmental charges and assessments imposed by or on behalf of any government or taxing authority (including interest and penalties thereon and additions thereto), and (b) any obligations under any agreements or arrangements with respect to any Taxes described in clause (a) above.

          1.74. "Trustee" means Wells Fargo Bank Northwest, National Association, solely in its capacity as Owner Trustee of the Aviation Sales Trust 1998-1.

          1.75. "Unaffiliated Firm" shall have the meaning set forth in Section 4.3(b).

          1.76. "Underground Storage Tank" has the meaning ascribed to such term in Section 6901 et seq., as amended, of the Resource Conservation and Recovery Act of 1976, as amended, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing underground storage tanks.

          1.77. "United States" means the 50 states of the United States of America and the District of Columbia.

          1.78. "Working Capital" means the current assets included in the Purchased Assets minus the current liabilities included in the Assumed Liabilities, in each case as shown on the Closing Balance Sheet or the Final Closing Balance Sheet, as the case may be.

                                   ARTICLE 2

                     SALE AND PURCHASE OF PURCHASED ASSETS
                     -------------------------------------

     2.1. Purchased Assets. Subject to the terms and conditions hereof, Seller
          ----------------
shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, pay for and accept from Seller, all of the Business, properties, rights and assets of Seller used in or otherwise related to the Business (except for the Retained Assets), tangible and intangible, real, personal and mixed, wherever located, whether now existing or hereafter acquired, together with all of the goodwill associated therewith (collectively, the "Purchased Assets"). The sale, assignment, transfer and delivery of the Purchased Assets shall be free and clear of all Liens. Without limiting the generality of the foregoing, the Purchased Assets shall exclude the Retained Assets and shall include, as the same exist on the Closing Date:

          (a) All accounts and notes receivable of Seller (other than accounts and notes receivable that are owed by Parent or any Affiliate of Parent);

          (b) All of Seller's personal property, including, without limitation, all furniture, office equipment and supplies, computer hardware, communications and peripheral equipment, tools, dies and product tooling and all vehicles, machinery and equipment listed or required to be listed on Schedule 5.3(e);
                                                           ---------------

          (c)  The Intellectual Property;

          (d) Any and all insurance claims and rights, and any and all insurance policies underlying such claims or rights, with respect to injury, damage or loss occurring on or prior to the Closing Date under all current and past insurance policies and contracts of Seller, and the proceeds thereof;

          (e)  All rights of Seller under the Contracts; provided, however, that
                                                         --------  -------
this Section 2.1(e) and any assignment or proposed assignment of such Contracts shall be subject to Section 7.4;

          (f) All of Seller's business papers, books and records in whatever form (e.g., computerized information and written information), including, without limitation, sales records, invoices, credit records, customer lists and records, distributor records, supplier lists and records, price lists, purchasing materials and records, personnel, labor relations and payroll records, manufacturing, maintenance and quality control records and procedures, warranty and service records, blueprints, accounting and financial records, inventory records, accounts receivable and accounts payable records and files, tax records and litigation files (other than Tax records and litigation files related to Retained Assets or Retained Liabilities);

          (g) All of Seller's rights and interests under or pursuant to all warranties, representations and guarantees of or made by suppliers in connection with the Purchased Assets or the Assumed Liabilities;

          (h) Any and all claims (other than insurance claims which are governed by Section 2.1(d), but including counterclaims, cross claims and other claims in the nature of indemnification or contribution), rights and choses in action against other Entities to the extent relating to any Purchased Assets (except to the extent such claims, rights or choses in action relate to Retained Liabilities) or Assumed Liabilities;

          (i) All prepaid and similar items, including, without limitation, all prepaid expenses, deferred charges, deposits, rebates and discounts from vendors and advance payments;

          (j) All of Seller's inventories and supplies, including, without limitation, raw materials, work in process, finished goods inventory and packaging and shipping materials, including items in transit or on consignment;

          (k) All of Seller's marketing and sales literature (including catalogs and brochures);

          (l)  The Licenses; provided, however, that this Section 2.1(l) and any
                             --------  -------
transfer or proposed transfer of any of the Licenses shall be subject to Section 7.6(b); and

          (m) The goodwill and going concern value and other intangible assets, if any, of Seller.

    2.2.  Retained Assets. Notwithstanding anything contained herein to the
          ---------------
contrary, Seller shall not sell, and Buyer shall not acquire, the following assets, properties, interests and rights of Seller (the "Retained Assets"):

          (a) All cash and cash equivalents, such as bank deposits and marketable securities;

          (b)  The Lease;

          (c) The shares of capital stock of Aircraft Interior Design, Inc. and the equity or ownership interests in any other Entity owned by Seller;

          (d) The inventory of Seller that is the subject of that certain Excess Inventory Consignment Agreement, dated December 20, 2000, between Aviation Sales Bearings Company and Seller;

          (e) The accounts receivable of Seller that are the subject of that certain Excess Accounts Receivable Collection Agreement, dated December 20, 2000, between Aviation Sales Bearings Company and Seller;

          (f) Those insurance claims for property damage to the Former Facility and insurance claims for damages related to the interruption of business caused by such property damage, the security deposit in the amount of $32,500 in respect of the Former Facility and the lease in respect of the Former Facility;

          (g) The server, personal computers and other information systems equipment and software owned, leased or licensed and exclusively used by Parent but located at the Leased Real Property;

          (h) The contracts and other assets identified on Schedule 2.2(h);
                                                           ---------------

          (i) The Purchase Price paid to Seller pursuant to this Agreement; and

          (j) All accounts and notes receivable that are owed by Parent or any Affiliate of Parent.

                                   ARTICLE 3

                                  LIABILITIES
                                  -----------

     3.1. Assumed Liabilities. On the Closing Date, Buyer shall assume and agree
          -------------------
to pay, perform and discharge only (a) those liabilities and obligations accruing or arising after the Closing Date under Licenses or Contracts forming part of the Purchased Assets, except for those liabilities and obligations described on Schedule 3.2, and (b) accounts payable, trade obligations and
             ------------
accrued expenses incurred in the ordinary course of business of the Business (excluding all accounts payable and trade obligations that are owed to Parent or any Affiliate of Parent) in the amounts reflected on the face of the Final Closing Balance Sheet (collectively, the "Assumed Liabilities"). Buyer shall not assume any other liabilities or obligations whatsoever of Seller.

     3.2. Retained Liabilities. Notwithstanding anything herein to the contrary,
          --------------------
Seller agrees that it shall retain, and acknowledges that Buyer has not agreed to pay, shall not assume and shall not have any liability or obligation with respect to, any and all liabilities and obligations of Seller, whether fixed, absolute or contingent, material or immaterial, matured or unmatured, other than the Assumed Liabilities (the "Retained Liabilities"). Without limiting the generality of the foregoing, Retained Liabilities shall include the following:

          (a) All accounts payable, trade obligations and notes payable that are owed to Parent or any Affiliate of Parent;

          (b) All liabilities and obligations for Taxes in respect of the operation of the Business prior to the Closing Date;

          (c) All Environmental Liabilities;

          (d) All liabilities and obligations of Seller (other than those that are expressly Assumed Liabilities) to any employee of Seller, to the extent such liability or obligation arises during or as a result of such employee's employment by Seller, or arises under or in connection with any Contract or Seller Employee Benefit Plan;

          (e) All liabilities and obligations under Contracts and Licenses that are not assigned or transferred to Buyer at the Closing pursuant to this Agreement and all liabilities and obligations under the Contracts listed on
Schedule 3.2;
------------

          (f) All liabilities and obligations of or incurred by Seller or any of its Affiliates to the extent relating to the Retained Assets; and

          (g) All liabilities and obligations to the extent arising out of circumstances or events occurring or existing on or prior to the Closing Date, including, without limitation, Actions pending or threatened on or prior to the Closing Date.

                                   ARTICLE 4

                                     PRICE
                                     -----

     4.1. Purchase Price. The aggregate purchase price to be paid by Buyer to
          --------------
Seller pursuant to this Agreement (the "Purchase Price") shall consist of (a) the Closing Date Payment Amount, (b) the Deferred Payment Amount and (c) the assumption of the Assumed Liabilities, subject to adjustment in accordance with the provisions of this Agreement.

     4.2. Payment of Purchase Price.
          -------------------------

          (a) Closing Date Payment Amount. At the closing of the transactions
              ---------------------------
contemplated hereby (the "Closing"), Buyer shall wire transfer, or cause to be wire transferred, to a bank account designated by Seller in writing, in immediately available funds in Dollars, the Closing Date Payment Amount.

          (b) Deferred Payment Amount.
              -----------------------

              (i) At the Closing, the Buyer shall wire transfer, or cause to be wire transferred, to the Escrow Agent, the Deferred Payment Amount to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement for satisfaction of Buyer's claims, if any, for amounts payable to Buyer under
Section 4.3(c) and Article 13 of this Agreement.

              (ii) As more fully described in and subject to the terms of the Escrow Agreement, on the later to occur of (A) the date that is six months after the Closing Date or (B) the determination of the Final Closing Balance Sheet in accordance with Section 4.3, the Parties shall cause the Escrow Agent to pay (A) to Seller that portion of the Deferred Payment Amount equal to fifty percent (50%) of the Deferred Payment Amount less the amount of any Indemnity Claim (as defined in the Escrow Agreement) and less the amount of any undisputed Indemnity Matters (as defined in the Escrow Agreement) and (B) to Buyer that portion of the Deferred Payment Amount equal to the amount of any undisputed Indemnity Matters.

               (iii) As more fully described in and subject to the terms of the Escrow Agreement, on the first anniversary of the Closing Date, the Parties shall cause the Escrow Agent to pay (A) to Seller the balance of the Deferred Payment Amount less the amount of any Indemnity Claim and less the amount of any undisputed Indemnity Matters and (B) to Buyer that portion of the Deferred Payment Amount equal to the amount of any undisputed Indemnity Matters.

               (iv) To the extent a claim described in Section 4.2(b)(i) is made by Buyer, any such claim shall apply first to the amounts in the Deferred Payment Amount to be delivered nearest in time after the time the claim is made. To the extent any portion of the Deferred Payment Amount is the subject of an unresolved Indemnity Claim at the end of the one year period referred to in
Section 4.2(b)(iii), such portion of the Deferred Payment Amount shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement until the final resolution of such Indemnity Claim.

          (c)  Purchase of Leased Real Property. At the Closing, Buyer shall
               --------------------------------
wire transfer, or cause to be wire transferred, to a bank account designated by the Trustee in writing, in immediately available funds in Dollars, against receipt of fee simple title to the Leased Real Property, the Real Property Purchase Price.

     4.3. Closing Balance Sheet Adjustments.
          ---------------------------------

          (a)  Preparation of Closing Balance Sheet. As soon as reasonably
               ------------------------------------
practicable but not later than sixty (60) days after the Closing Date, Buyer shall deliver to Seller (i) an unaudited balance sheet of the Business as of the close of business on the Closing Date (the "Closing Balance Sheet"), and (ii) the calculation of the Adjusted Working Capital based upon the Closing Balance Sheet and the Agreed Accounting Principles ((i) and (ii) together, the "Adjustment Statements"). The Closing Balance Sheet shall be prepared in accordance with GAAP, except for the absence of notes, and shall be prepared on a basis consistent with the preparation of the Balance Sheet (with the exclusion of any Retained Assets and Retained Liabilities reflected on the Balance Sheet). The calculation of the Adjusted Working Capital shall be prepared in accordance with GAAP and the Agreed Accounting Principles set forth on Schedule 1.5.
                                                            ------------

          (b)  Review of Adjustment Statements.  Within sixty (60) days after
               -------------------------------
receipt of the Adjustment Statements, Seller shall either inform Buyer in writing that the Adjustment Statements are acceptable or object to the Adjustment Statements in writing setting forth a specific description of Seller's objections. The failure of Seller to deliver written objections to Buyer within sixty (60) days after receipt of the Adjustment Statements shall be deemed acceptance of the Adjustment Statements by Seller. If Seller objects to the Adjustment Statements and if Buyer does not agree with Seller's objections (it being agreed that the failure of Buyer to deliver written notice to Seller of Buyer's disagreement with Seller's objections within fifteen (15) days of receipt of such objections shall be deemed acceptance by Buyer), or such objections are not resolved on a mutually agreeable basis within thirty (30) days after Buyer's receipt thereof, any disagreement between the Parties regarding the same shall be resolved within an additional sixty (60) day period by KPMG LLP or if KPMG LLP is not available to serve, then an alternative unaffiliated accounting firm to be selected by the Parties (the "Unaffiliated

Firm"). The decision of the Unaffiliated Firm shall be final and binding upon the Parties. Upon the agreement of the Parties or the decision of the Unaffiliated Firm, or if Seller fails to deliver written objection to Buyer within the sixty (60) day period provided above, the Closing Balance Sheet (as adjusted, if necessary) shall be deemed the Final Closing Balance Sheet (the "Final Closing Balance Sheet") and the determination of the Adjusted Working Capital shall be deemed final. Each Party shall bear the fees, costs and expenses of its own accountants and shall share equally the fees, costs and expenses of the Unaffiliated Firm.

          (c) Adjustment to the Purchase Price; Procedure.  Upon determination
              -------------------------------------------
of the Final Closing Balance Sheet and the Adjusted Working Capital in accordance with Section 4.3(b), the Purchase Price shall be adjusted as follows:
If the Adjusted Working Capital is greater than the Target Working Capital by $100,000 or more, Buyer shall pay to Seller the difference between the Adjusted Working Capital and the Target Working Capital, and if the Adjusted Working Capital is less than the Target Working Capital by $100,000 or more, Seller shall pay to Buyer the difference between the Target Working Capital and the Adjusted Working Capital (such payment to be satisfied, to the extent possible, by way of an offset against the Deferred Payment Amount). Any adjustment to the Purchase Price required under this Section 4.3(c) that is not satisfied by an offset against the Deferred Payment Amount shall be made by wire transfer of immediately available Dollars within five (5) business days after the date that the determination of the Adjusted Working Capital is deemed final in accordance with Section 4.3(b), together with interest thereon from the Closing Date to the date of payment calculated at the Prime Rate from time to time in effect.

     4.4. Allocation. The Purchase Price shall be allocated among the Purchased
          ----------
Assets as set forth on Schedule 4.4. The Parties acknowledge and agree that such
                       ------------
allocation was determined by arm's length negotiation and that no Party will take a position on any Return, before any governmental agency charged with the collection of any Tax or in any Action that is inconsistent with the terms of this Section 4.4 without the prior written consent of the other Parties.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, and shall survive after the Closing in accordance with Section 13.6(b).

     5.1. Organization; Power and Authority. Seller is a corporation duly
          ---------------------------------
organized, validly existing and in good standing under the laws of the State of Florida. Except for the shares of Aircraft Interior Design, Inc., the Seller owns no equity interest in any other Entity. Seller has all requisite corporate power and authority to own or lease the Purchased Assets, to carry on the Business as it is now being conducted, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Seller is duly qualified to transact business and in good standing in each jurisdiction in which the nature of the Purchased Assets owned or leased by it or the conduct of the Business conducted by it requires it to be so qualified.

          5.2. Due Authorization and Execution; Effect of Agreement. The
               ----------------------------------------------------
execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action required to be taken on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

          5.3. Financial Information.
               ---------------------

               (a)  Financial Statements. Attached hereto as Schedule 5.3(a) are
                    --------------------                     ---------------
(i) unaudited balance sheets for Seller as of December 31, 1999 and 2000, and as of March 31, 2001; and (ii) unaudited income statements for Seller for the years ended December 31, 1999 and 2000 and for the three month period ended March 31, 2001 (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of Seller as of the dates and for the periods presented in accordance with GAAP (except for the absence of footnotes and statements of cash flows for the relevant periods) consistently applied throughout the relevant periods.

               (b)  Absence of Undisclosed Liabilities.  Except as set forth on
                    ----------------------------------
Schedule 5.3(b), Seller has no debts, liabilities or obligations (whether
---------------
absolute, accrued, contingent or otherwise) of any nature whatsoever, except (i) liabilities which are reflected or reserved against on the Balance Sheet and
(ii) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet.

               (c)  Accounts Receivable. All of Seller's notes and trade
                    -------------------
accounts receivable arose from bona fide transactions in the ordinary course of business and are valid, due and owing from third parties.

               (d)  Inventory. All of Seller's inventory (i) consists of items
                    ---------
of a quantity, quality and mix as are historically consistent with past business practices and are usable or saleable in the ordinary course of business, (ii) except as set forth on Schedule 5.3(d), is located at the Leased Real Property
                       ---------------
and has not been consigned to, or held on consignment from, any third party, and
(iii) meets or exceeds all standards established by any applicable governmental authority or body, including the Aviation Authorities. The inventory is recorded in the aggregate at the lower of cost or market value after applicable accounting reserves.

               (e)  Vehicles, Machinery and Equipment. Schedule 5.3(e) sets
                    ---------------------------------  ---------------
forth a list of each vehicle and each item of machinery and equipment owned or used by Seller.

          5.4. Title to Purchased Assets.
               -------------------------

               (a)  Except as set forth on Schedule 5.4(a), Seller has good and
                                           ---------------
exclusive title to the Purchased Assets free and clear of all Liens. As of the Closing Date, the Purchased Assets shall be free and clear of all Liens. Seller has the legal right, and all corporate power and authority, to cause the Trustee to convey fee simple title to the Leased Real Property to the Buyer at the Closing (subject only to the receipt by the Trustee of the Real Property Purchase Price).

               (b)  Except as set forth on Schedule 5.4(b), (i) Parent has a
                                           ---------------
valid and exclusive leasehold interest in the Leased Real Property free and clear of any Liens, (ii) there are no pending or threatened condemnation proceedings or similar proceedings or transactions with respect to the Leased Real Property, and (iii) neither the improvements on the Leased Real Property nor the conduct of the Business is in violation of any use or occupancy restriction, limitation, condition or covenant of record or, to Seller's Knowledge, any zoning or building law, code or ordinance.

          5.5. Contracts. Other than Retained Assets, Schedule 5.5 sets forth
               ---------                              ------------
all (a)(i) Contracts pursuant to which Seller provides or sells services or products, (ii) Contracts pursuant to which Seller purchases or receives maintenance, services or supplies, (iii) Contracts pursuant to which Seller purchases goods or services, and (iv) all leases and subleases of personal property to which Seller is a party, in each case under this clause (a) where the total payments by or to Seller are expected to be in excess of $25,000 or that provides for a term of greater than twelve (12) months; (b) all notes, indentures, letters of credit, guarantees and other obligations and agreements for or relating to any lending, borrowing or other similar obligation entered into by Seller; (c) all joint venture or partnership agreements to which Seller is a party; (d) all agreements restricting the right of Seller or the Business to compete, to sell to or purchase from any Entity or to hire any person; (e) all contracts or agreements providing for indemnification or exoneration by Seller; (f) all contracts with the United States government or any agency thereof, and (g) any other contracts, agreements or commitments to which Seller is a party or otherwise bound that either (i) involve payments or receipts in excess of $25,000 in cash or property value, (ii) have a term greater than twelve (12) months or (iii) are material to the business, operations, results of operations or financial condition of the Business. As of the date hereof, each Contract is valid and binding and in full force and effect and neither Seller nor any other party to any such Contract is in breach of any of its obligations thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default under any Contract. True and correct copies of all Contracts and any amendments thereto have been delivered to Buyer. There is no Contract with respect to which the cost that will be incurred to complete performance on the part of the Seller exceeds the remaining amount which the other party thereto is obligated to pay. The Contracts do not contain any restrictions on closing any facility or discontinuing operations at any facility included as a Purchased Asset.

          5.6. Leases. Except for the Lease and the lease in respect of the
               ------
Former Facility, there are no leases, subleases and other arrangements relating to real property, whether as lessor, sublessor, lessee, sublessee or otherwise, to which Seller is a party.

          5.7. Employees.
               ---------

               (a)  Schedule 5.7(a) contains a correct and complete list of the
                    ---------------
employees of Seller who were employed by Seller as of May 21, 2001, including each such person's name, total periods of employment, current position or job classification, current job status (e.g. active, workers' compensation leave,
                                    ----
disability leave, military leave, laid off with recall rights, personal leave, etc.) and current wage or salary and bonus information. There are no collective bargaining or other labor union contracts applicable to employees of Seller, no material work stoppage or material labor dispute against Seller is pending or, to Seller's Knowledge, threatened, and, to Seller's Knowledge, there is no organizational activity currently underway with respect to Seller.

                (b) Seller is not engaged in, and has not received any written notice of, any unfair labor practice and no such complaints are pending before the National Labor Relations Board or any other agency having jurisdiction thereof. Schedule 5.7(b) lists all labor and employment litigation to which
         ---------------
Seller is a party.

                (c)  Except as set forth on Schedule 5.7(c), there are no
                                            ---------------
employment, severance or consulting agreements between Seller and any of the current or former employees of Seller. Schedule 5.7(c) also lists the employees
                                       ---------------
of seller who have entered into non-competition or non-solicitation agreements with Seller or any of its subsidiaries, and includes a copy or form of each such agreement, which agreements shall be included as Purchased Assets.

          5.8.  Litigation. No judgment, order, writ, injunction or decree of
                ----------
any court or other governmental agency is in effect against or with respect to Seller or the Business nor is any Action related to Seller or the Business pending or, to Seller's Knowledge, threatened.

          5.9.  Taxes. Except as set forth on Schedule 5.9, all federal, state,
                -----                         ------------
local, foreign and other tax returns, estimates, reports, declarations and forms (collectively, "Returns") relating to the Seller or the Purchased Assets required to be filed have been accurately prepared and timely filed within any applicable extension periods. Except for Taxes that are being contested in good faith and by appropriate proceedings and except as set forth on Schedule 5.9,
                                                                ------------
the following Taxes have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the Returns; and (ii) all deficiencies and assessments of Taxes of which written notice has (or by the Closing Date will have) been received by Seller that are or may become chargeable as a Lien upon the assets thereof. All Taxes required to be withheld with respect to the Business or assets thereof and by or on behalf of Seller have been withheld, and such withheld Taxes have either been duly and timely paid to the proper governmental agencies or authorities or, if such payment is not yet due, set aside in accounts for such purpose and will be paid when due.

          5.10. Compliance with Laws.
                --------------------

                (a) Laws other than Environmental Laws.  Except as set forth on
                    ----------------------------------
Schedule 5.10(a),  Seller is in material compliance with all federal, state,
----------------
territorial, local and foreign laws, statutes, rules, regulations, judgments, orders, writs, injunctions and decrees, other than Environmental Laws which are referred to in Section 5.10(b), applicable to the Business or the Purchased Assets, including, without limitation, applicable rules and regulations of the Aviation Authorities. There is no Action pending or, to Seller's Knowledge, threatened relating to the foregoing.

                (b) Compliance with Environmental Laws.  Except as disclosed on
                    ----------------------------------
Schedule 5.10(b), Seller is and has been for the past five years in consistent
----------------
and continuous compliance with all Environmental Laws relating to or otherwise affecting the Business and ownership and operation of the Purchased Assets, including the Leased Real Property, except where failure to comply would not, in the aggregate, have a Material Adverse Effect on the Business. Seller has not received any notice of violation or other notification from any governmental authority or body or other person alleging that Seller, the Purchased Assets or the Business are or have been in violation of any applicable Environmental Law. None of the Seller, the Purchased Assets, or the Business are subject to any order, decree, consent order, consent decree, or agreement with any governmental authority or body under any applicable Environmental Law. No event has occurred, or condition or state of facts exists (or would exist upon the giving of notice or lapse of time, or both), that could give rise to any violation of Environmental Laws with respect to the Purchased Assets or the Business.

                (c) Enforcement Actions.  There are no pending or outstanding
                    -------------------
enforcement actions (including consent agreements, codes, administrative or judicial complaints, notices of violation) related to Environmental Laws that are related to the Business or related to the Purchased Assets.

          5.11. Licenses.
                --------

                (a) Licenses other than Environmental Licenses. Seller has
                    ------------------------------------------
obtained all Licenses required by any federal, state, territorial, local or foreign law, rule or regulation, other than Environmental Laws which are referred to in Section 5.11(b), relating to or otherwise affecting the Business or ownership and operation of the Purchased Assets, including the Leased Real Property. The material Licenses are listed, along with their expiration dates, on Schedule 5.11(a). Seller is in compliance with all Licenses, except where the
   ----------------
failure to be in compliance would not have a Material Adverse Effect. No Action is pending or, to Seller's Knowledge, threatened to revoke or limit any License.

                (b) Environmental Licenses. Seller has obtained all Licenses
                    ----------------------
required by any Environmental Laws relating to or otherwise affecting the Business or ownership and operation of the Purchased Assets, including the Leased Real Property (the "Environmental Licenses"). The material Environmental Licenses are listed, along with their expiration dates, on Schedule 5.11(b).
                                                           ----------------
Seller is in compliance in all material respects with all Environmental Licenses. No Action is pending or, to Seller's Knowledge, threatened to revoke or limit any Environmental License.

          5.12. Sufficiency of Purchased Assets. The Purchased Assets together
                -------------------------------
with the other agreements executed pursuant to the terms hereof constitute all of the assets, rights and/or interests which are used in the operation of the Business as it is currently being conducted.

          5.13. Intellectual Property.
                ---------------------

                (a) Schedule 5.13(a) sets forth a complete and correct list of
                    ----------------
the patents and trademark and copyright registrations comprising Intellectual Property. None of the trademark and copyright registrations and patents listed on Schedule 5.13(a) is the subject of any claim of invalidity and each is in
   ----------------
full force and effect. Except as set forth on Schedule 5.13(a), Seller owns all
                                              ----------------
of the Intellectual Property free and clear of any Liens.

               (b)  Schedule 5.13(b) hereto sets forth a complete and correct
                    ----------------
list of all licenses to and from third parties for patents, trademarks, copyrights or other intellectual property that are used by Seller.

               (c) Seller owns all right, title and interest in and to, or holds valid licenses from third parties for, patents, trademarks, copyrights or other intellectual property that are used by Seller, and Seller has the right to assign to Buyer its ownership or right to use the Intellectual Property including the licenses referenced above.

               (d) The Intellectual Property or any product, formula, formulation, patent, trademark, service mark, trade name, process, method, substance, part or other material presently being sold or employed by Seller (whether or not included in the Intellectual Property) does not infringe or allegedly infringe upon any rights owned or held by any other Entity. There is not pending or, to Seller's Knowledge, threatened any claim or Action against Seller or any Seller Affiliate contesting their rights to any Intellectual Property or the validity of the Intellectual Property and there is no infringement of the Intellectual Property by any other Entity.

         5.14. Employee Benefits.
               -----------------

               (a)  Schedule 5.14(a) lists each pension, retirement, profit-
                    ----------------
sharing, deferred compensation, bonus, incentive, performance, stock option, stock appreciation, phantom stock, stock purchase, restricted stock, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement, policy or understanding (including, without limitation, each ERISA Plan) (collectively, "Plans") to which Seller or any Related Person contributes or is or has been obligated to contribute or is or has been a party or is or has been bound or under which Seller or any Related Person may have any liability and under which Employees (or their respective beneficiaries or dependents) are eligible to participate or receive benefits or to continue to accrue a benefit (each, a "Seller Employee Benefit Plan"). Each Seller Employee Benefit Plan complies in all respects, and has been operated and administered in all respects in accordance with, all applicable requirements of all laws and regulations of any public body or authority, including, but not limited to, ERISA, the Code and applicable laws of foreign jurisdictions, and no "reportable event", "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or termination has occurred with respect to any Seller Employee Benefit Plan. Each Seller Employee Benefit Plan intended to qualify under section 401(a) of the Code has received an applicable ruling or determination letter concluding that such Seller Employee Benefit Plan so qualifies, and no event has occurred, amendment been adopted or action has been taken which would cause such Seller Employee Benefit Plan to lose its qualified status.

               (b) Seller has delivered or made available to Buyer complete and correct copies of each Seller Employee Benefit Plan and any amendments thereto and any related trust agreement, funding agreement and insurance contract relating thereto and, if applicable (i) the most recent actuarial valuation report, (ii) the last filed Form 5500 or 5500-C and Schedules A and B thereto or equivalent documents required to be filed in foreign jurisdictions, (iii) the summary plan description currently in effect for each Seller Employee Benefit Plan and all material modifications thereto, (iv) the last financial statements for each Seller Employee Benefit Plan and its related trust, if any, and (v) if applicable, the most recent determination letter (or equivalent document in a foreign jurisdiction) issued with respect to each Seller Employee Benefit Plan.

               (c) There are no Actions existing or pending (other than routine claims for benefits) or threatened with respect to any Seller Employee Benefit Plan.

               (d) All contributions required under applicable law, the terms of any Plan or the terms of any collective bargaining agreement to be made by Seller and any Related Person to each Seller Employee Benefit Plan have been made within the time prescribed by such law, Plan or collective bargaining agreement. There does not exist any accumulated funding deficiency within the meaning of either section 412 of the Code or section 302 of ERISA as to any Seller Employee Benefit Plan, nor would there exist any such deficiency but for the application of an alternative minimum funding standard. There has not been issued any waiver of the minimum funding standards imposed by the Code with respect to any such Seller Employee Benefit Plan. There is no Seller Employee Benefit Plan that is a funded defined benefit pension plan or a foreign pension plan. No ERISA Plan is a "multiple employer" plan within the meaning of section 4063 or 4064 of ERISA

               (e)  Except as set forth on Schedule 5.14(e), the consummation of
                                           ----------------
the Sale will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of Seller or the beneficiary or dependent of any such employee or former employee.

               (f) Neither any employee or former employee of Seller nor any beneficiary or dependent of any such employee or former employee is or may become entitled to post-employment benefits of any kind by reason of their employment with Seller, including, without limitation, death or medical benefits (whether or not insured), other than (a) coverage mandated by section 4980B of the Code, or (b) retirement benefits payable under a Seller Employee Benefit Plan intended to qualify under section 401(a) of the Code or under any other funded Seller Employee Benefit Plan which is maintained pursuant to the laws of a foreign jurisdiction and under which assets are sufficient to satisfy all liabilities accrued thereunder as of the Closing Date.

         5.15. No Conflict. Except as set forth on Schedule 5.15, the execution,
               -----------                         -------------
delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby: (a) will not result in a violation by Seller of any provision of any law, rule or regulation, order, writ, injunction, judgment or decree applicable to Seller or any of its property or assets; (b) will not require any consent or approval of, or filing with or notice to, any governmental or regulatory authority under any provisions of law applicable to Seller; (c) will not violate any provisions of the Articles of Incorporation or By-Laws or comparable documents of Seller; (d) will not require any consent, approval or notice under, and will not conflict with, or result in the breach or termination of, or constitute a default, or an event which with notice or lapse of time or both would constitute a default under, or result in the acceleration of the performance by Seller under, any Contract or License; and (e) will not result in the creation of any Lien upon any of the Purchased Assets. No Entity has any right of first refusal, preemptive right, option or other right to acquire any of the Purchased Assets.

          5.16.  Condition of Assets.  The personal property to be included in
                 -------------------
the Purchased Assets, and the improvements and structures located on the Leased Real Property and the fixtures and appurtenances thereto are in good working order, normal wear and tear excepted, and are suitable for the uses for which they are presently being used.

          5.17.  Absence of Certain Changes.  Except as disclosed in Schedule
                 --------------------------                          --------
5.17, since March 31, 2001, there has been no (a) change or event which has had
----
or would reasonably be expected to have a Material Adverse Effect; (b) amendment or termination, other than in the ordinary course of business, of, or default or waiver of any right under, any Contract listed on Schedule 5.5 or any License,
                                                  ------------
or any destruction, damage or other loss in excess of $25,000 to any of the properties or assets of Seller, whether or not covered by insurance; (c) sale, lease, or other disposition of any properties or assets other than assets sold, leased or otherwise disposed of in the ordinary course of business; (d) purchase, lease or other acquisition of any properties or assets other than in the ordinary course of business; (e) increase in the compensation payable or to become payable to any of the Employees except for normal periodic increases in the ordinary course consistent with past practice; (f) adoption or amendment of any employment agreement, or pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit or similar plan or arrangement with respect to any Employee except as required by law; (g) change in accounting methods or principles or cost allocation procedures that affect the financial statements of Seller except as required by changes in GAAP; (h) employee strikes, work stoppages or lockouts, or any material change in relations with Employees, agents, customers or suppliers of Seller; or (i) agreement or commitment to take any action described in this Section 5.17.

          5.18.  Environmental Matters.  Except as set forth on Schedule 5.18:
                 ---------------------                          -------------

                 (a) There is no Action pending or, to Seller's Knowledge, threatened in which Seller or any Affiliate of Seller is alleged to be liable or responsible with respect to (i) the release into the environment of any Hazardous Substance, whether or not occurring at, on, under or involving the Purchased Assets, (ii) any site or location that is related to the Purchased Assets or the Business for which Seller or any Affiliate of Seller has been designated as a potentially responsible party under CERCLA or any counterpart law imposing liability for Remedial Action or natural resource damages, or (iii) damages to natural resources.

                 (b) No release of any Hazardous Substance is occurring or has occurred on or to any of the Purchased Assets, or on or to any property or facility owned, leased or operated by Seller or any Affiliate of Seller related to the Business, in such manner that under any Environmental Law (i) could impose liability for Remedial Action, natural resource damages, personal injury or property damage, (ii) could individually or in the aggregate have a Material Adverse Effect, or (iii) could result in imposition of a Lien on any of the Purchased Assets.

                 (c) There are not now, and there have not been previously, any Underground Storage Tanks (whether or not currently active) on the Leased Real Property. No spills, leaks or releases have occurred from or in relation with any Underground Storage Tanks or piping now or formerly on the Leased Real Property. All existing Underground Storage Tanks and associated piping are in sound condition, have been maintained, tested and monitored in compliance with applicable Environmental Laws. Any Underground Storage Tanks now or previously on the Leased Real Property that were previously removed from service have been properly closed in compliance with all applicable Environmental Laws. With respect to each such Underground Storage Tank that has been closed or removed from service, testing and observations confirm that there were no spills, leaks or other contamination requiring Remedial Action.

                 (d) There is no "PCB" equipment as defined in 40 C.F.R. Part 761 at the Purchased Assets. Any PCB equipment which previously existed at the Purchased Assets has been flushed of polychlorinated byphenyls, or has been removed and properly disposed of, in compliance with applicable Environmental Laws.

                 (e) There is no "Regulated Asbestos Containing Material" as defined in 40 C.F.R. (S)61.142 at, on or in any of the Purchased Assets.

                 (f) No Hazardous Substance is being or has been treated, stored, reclaimed, recycled, or disposed of at, on or in any of the Purchased Assets or on any property or facility owned, leased or operated by Seller or any Affiliate of Seller related to the Business.

                 (g) Neither Seller nor any Affiliate of Seller has (i) conducted or arranged for the treatment or disposal of any Hazardous Substance generated at the Purchased Assets or related to the Business, or arranged for the transportation of any such Hazardous Substance for treatment or disposal, at any Listed Hazardous Site, or (ii) received any notice (including any information request from a governmental authority or body related to a Listed Hazardous Site) that Seller or any Affiliate of Seller is or may be potentially responsible for Remedial Action at any Listed Hazardous Site.

                 (h) Seller is not required to place any notice or restriction relating to the presence of any Hazardous Substance at any of the Purchased Assets in any document conveying an interest in the Leased Real Property.

          5.19.  Insurance.  All insurance policies owned or held by Seller
                 ---------
which cover the Business or the Purchased Assets are in full force and effect, all premiums with respect thereto have been paid to the extent due, no notice of cancellation or termination has been received with respect to any such policy (other than those policies which Seller has replaced or intends to replace prior to the expiration thereof by policies providing substantially the same types and amounts of coverage) and no claim is currently reserved under any such policy.

          5.20.  Certain Transactions.  Except as set forth on Schedule 5.20,
                 --------------------                          -------------
there is no transaction, and no transaction is now proposed, to which Seller and any Affiliate of Seller was or is to be a party.

          5.21.  Certain Activities.  Neither Seller nor any Affiliate of Seller
                 ------------------
has made any payment or transferred anything of value, directly or indirectly, including, without limitation, through its representatives or agents, (a) to any governmental official or employee (including employees of government corporations), (b) to any officer, director, employee or representative of any actual or potential customer of Seller, (c) to any officer, director or employee of Seller or any of its Affiliates, or (d) to any other person if such payment or transfer would violate the laws of the country in which made or the laws of the United States, including, without limitation, the United States Foreign Corrupt Practices Act.

          5.22.  Disclosure.  No representation or warranty by Seller contained
                 ----------
in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Seller to Buyer or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of a general economic or political nature which do not affect Seller uniquely) known to Seller that has not been disclosed by Seller to Buyer that might reasonably be expected to have or result in a Material Adverse Effect.


                                   ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer makes the following representations and warranties to Seller, each of which is true and correct on the date hereof, and shall survive after the Closing in accordance with Section 13.6(b).

          6.1.  Organization; Power and Authority.  Buyer is a corporation duly
                ---------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority, corporate and otherwise, to execute, deliver and perform the obligations of Buyer under this Agreement and to consummate the transactions contemplated hereby.

          6.2.  Due Authorization and Execution; Effect of Agreement.  The
                ----------------------------------------------------
execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action required to be taken on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

          6.3.  No Conflict.  The execution, delivery and performance by Buyer
                -----------
of this Agreement and the consummation by Buyer of the transactions contemplated hereby: (a) will not result in a violation by Buyer of any provision of any law, rule or regulation, order, writ, injunction, judgment or decree applicable to Buyer or any of its property or assets; (b) will not require any consent or approval of, or filing with or notice to, any governmental or regulatory authority under any provisions of law applicable to Buyer; (c) will not violate any provisions of the Certificate of Incorporation or By-Laws or comparable documents of Buyer; and (d) will not require any consent, approval or notice under, and will not conflict with, or result in the breach or termination of, or constitute a default, or an event which with notice or lapse of time or both would constitute a default under, or result in the acceleration of the performance by Buyer under, any contract or license of Buyer.

          6.4.  Litigation.  No judgment, order, writ, injunction or decree of
                ----------
any court or other governmental agency is in effect nor is any Action related to Buyer pending or, to the knowledge of Buyer, threatened, that in either case would have a material adverse effect on the ability of Buyer to consummate the Sale.


                                   ARTICLE 7

                        COVENANTS OF PARENT AND SELLER
                        ------------------------------

          Each of Parent and Seller hereby covenants and agrees with Buyer as follows:

          7.1.  Cooperation by Parent and Seller.  Prior to the Closing, Parent
                --------------------------------
and Seller shall take all actions and do all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with others in connection with the foregoing, including using reasonable efforts (a) to secure all consents, waivers, approvals, authorizations, tax exemptions and other governmental benefits and Licenses from governmental agencies, including, without limitation, the Aviation Authorities, or third parties as shall be required in order to enable Seller and Buyer to effect the transactions contemplated by this Agreement and to enable Buyer to conduct the Business in substantially the same manner as it was conducted prior to the Closing Date, (b) to lift or rescind any injunction or restraining order against the transactions,
(c) to effect any necessary registrations and filings, and (d) to fulfill the conditions to Closing set forth in Section 10.1.

          7.2.  Pre-Closing Access to Information.  From the date hereof through
                ---------------------------------
the Closing Date, Seller shall, and Parent shall cause Seller to, afford to Buyer and Buyer's accountants, counsel and other representatives, (a) reasonable access to, and upon request, copies of, all of the properties, books, contracts, software, commitments and records of Seller and Seller's Affiliates that are related to the Business or applicable to the Purchased Assets, and (b) reasonable access to employees and agents of Seller and such of Seller's Affiliates that have assets, properties or records related to the Business.

          7.3.  Conduct of Business.  From the date hereof through the Closing
                -------------------
Date, except as may otherwise be expressly provided for in this Agreement, Seller shall, and Parent shall cause Seller to, carry on the Business only in the ordinary and regular course consistent with past practices and in compliance with all applicable laws. Without limiting the generality of the foregoing, Seller shall, and Parent shall cause Seller to: (a) preserve substantially intact Seller's relationships with suppliers, customers, employees, creditors and others having business dealings with Seller; (b) maintain in full force and effect its existing policies of insurance; and (c) continue performance in the ordinary course of its obligations under the Contracts and other obligations to be included as part of the Purchased Assets or Assumed Liabilities. Without the prior written consent of Buyer, Parent and Seller further covenant to Buyer that, except as may otherwise be required under this Agreement, from the date hereof to the Closing, Seller will not, and Parent shall cause Seller to not:

                (a) incur or permit the incurrence of any new debt, other than trade payables incurred in the ordinary course of business;

               (b) purchase any real property or real property interest to be included as part of the Purchased Assets;

               (c)  permit to be incurred any Liens on any of the Purchased
     Assets;

               (d) amend or terminate any Contract or License other than in the ordinary course of business consistent with past practice;

               (e) except for normal merit, or cost-of-living, or promotional increases to employees in accordance with past practices at Seller, increase the rate of compensation for, or pay or commit to pay any bonus or additional compensation to, any of the employees of Seller or otherwise enter into or alter any employment, consulting or managerial services agreement affecting Seller or the Business;

               (f) adopt or amend any Plan affecting employees of Seller, other than amendments that are required by law (provided that Seller shall notify Buyer regarding any such amendments as soon as reasonably practicable);

               (g)  make or commit to make any capital expenditure;

               (h) sell, transfer or otherwise dispose of any Purchased Assets, except sales of inventory and other property in the ordinary course of business consistent with past practice or pursuant to Contracts in effect on the date hereof;

               (i) accelerate or delay the sale of the products of, or provision of services by, Seller or the collection of accounts receivable, except in the ordinary course of business consistent with past practice;

               (j) enter into outside of the ordinary course of business any transaction, contract or commitment or incur any obligation or liability which would constitute an Assumed Liability;

               (k) waive any right of substantial value, cancel any debt (other than intercompany debt) owed to or on behalf of Seller or claim against any other Entity, except in the ordinary course of business, or voluntarily suffer any extraordinary loss;

               (l) sell, assign, transfer, license, abandon or convey any of the Intellectual Property;

               (m) make any change in accounting methods or principles or cost allocation procedures that affect the financial statements of Seller;

               (n) enter into any Contract other than in the ordinary course of business consistent with past practice;

               (o) make any investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchases of any property or assets, except the purchase of inventory and other property in the ordinary course of business consistent with past practice or pursuant to Contracts or agreements in effect on the date hereof;

               (p) take any action that would result in any representation or warranty of the Seller contained in this Agreement not to be true and correct on the date of this Agreement or at any future date on or prior to the Closing Date; or

               (q) agree or commit to take any action described in this Section 7.3.

Notwithstanding the foregoing, nothing in this Section 7.3 shall prohibit Seller and Parent from taking any action, including any action enumerated in this
Section 7.3, without the consent of the Buyer to the extent such action relates to a Retained Asset.

          7.4.  Non-Transferability.
                -------------------

                (a) To the extent that any of the Purchased Assets is not capable of being sold, assigned, transferred or delivered without the consent or waiver of any third person (including a government or governmental agency or body), or if such sale, assignment, transfer or delivery or attempted sale, assignment, transfer or delivery would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute a sale, assignment, transfer or delivery thereof, or an attempted sale, assignment, transfer or delivery thereof.

                (b) Notwithstanding anything in this Agreement to the contrary, with respect to any Purchased Asset referred to in Section 7.4(a), Seller shall not be obligated to sell, assign, transfer or deliver to Buyer (and Buyer shall not be required to accept) such Purchased Asset without first having obtained all necessary consents and waivers with respect to such Purchased Asset. Parent and Seller shall use all reasonable efforts, and Buyer shall cooperate with them, to obtain said consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery required by this Agreement and to obtain any other consents and waivers necessary to convey to Buyer any of the Purchased Assets.

                (c) To the extent that the consents or waivers referred to in
Section 7.4(b) are not obtained by Seller, or until the impediments to the sale, assignment, transfer or delivery referred to therein are resolved, Seller shall use all reasonable efforts, with the costs of Seller related thereto to be promptly reimbursed by Buyer, to (i) provide, at the request of Buyer, to Buyer the benefits of any Purchased Asset referred to in Section 7.4(a), (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, without incurring any financial obligation to Buyer, and
(iii) enforce, at the request of and for the account of Buyer, any rights of Seller arising from any Purchased Asset referred to in Section 7.4(a) against any third person (including a government or governmental agency or body), including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer. Buyer shall not be required to enter into any arrangement that would impose any additional cost, expense or liability upon Buyer or that would deprive Buyer of any benefits or profits arising out of the Purchased Asset in question. Nothing in this Section 7.4 shall affect the condition to Buyer's obligations set forth in Section 10.1(f).

                (d) To the extent that Buyer is provided the benefits of any Purchased Asset referred to in Section 7.4(a) (whether from Seller or otherwise) in accordance with Section 7.4(c), Buyer shall perform for the benefit of any third person (including a government or governmental agency or body) the obligations of Seller thereunder or in connection therewith.

          7.5.  Further Assurances.  At any time and from time to time whether
                ------------------
before, at or after the Closing Date, Seller shall execute and deliver any further instruments or documents and take all such further action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

          7.6.  Governmental Matters.
                --------------------

                (a) Governmental Approvals.  Seller shall comply with the laws
                    ----------------------
of any state, province and country (including the United States) which are applicable to the Sale, as contemplated hereby, and pursuant to which government notification or approval of such transaction is necessary. Seller shall cooperate with Buyer in providing any information about Seller that is required for this purpose and in promptly filing, separately or jointly with Buyer, any applications for such government notification or approval.

                (b) License Transfer.
                    ----------------

                    (i) Except for those Licenses that are not transferable by law, Seller shall, with Buyer's assistance and cooperation, cause the issuance or transfer of the Licenses to Buyer upon the Closing Date in form and substance the same as the Licenses that were held by Seller. Seller, with Buyer's assistance and cooperation, shall give and make all required notices and reports to the appropriate persons with respect to the Licenses that may be necessary for the Sale and the ownership, operation and use of the Purchased Assets and the Business by Buyer after the Closing Date.

                    (ii) Seller shall assist and cooperate with Buyer in obtaining the issuance in the name of Buyer of any License that is not transferable, and Seller shall with Buyer's assistance and cooperation take all actions reasonably requested by Buyer to facilitate that issuance, including but not limited to the preparation of any permit application or necessary documents, whether for signature by Seller or by Buyer.

                    (iii) If any License to be transferred or issued to Buyer hereunder is not transferred or issued to Buyer on or before the Closing Date, Parent and Seller, with the assistance and cooperation of Buyer, shall take all necessary steps to implement such transfer or issuance without delay. Pending any delayed transfer or issuance, Parent and Seller undertake to maintain in force, and authorize Buyer to operate under and utilize, the Licenses in question, to the extent permitted by law, including any Environmental Law, for the period from and after the Closing Date until such Licenses are issued or transferred to Buyer.

          7.7.  No Solicitation of Employees.  Parent and Seller agree that, for
                ----------------------------
one (1) year after the Closing Date, neither Parent, Seller nor any of their respective Affiliates as of the date of this Agreement who remain Affiliates thereof during such one (1) year term shall, without the prior written consent of Buyer, solicit the employment of, or employ or offer to employ, any Employees whose employment with Buyer has not been terminated by Buyer.

          7.8.  No Solicitation of Other Offers.  Parent and Seller agree that
                -------------------------------
neither shall, and neither shall permit any of its Affiliates, or any officers, directors, employees, agents or representatives of any of the foregoing to, directly or indirectly, solicit or initiate (including by way of furnishing any non-public information concerning the Business or Seller) inquiries or proposals, or participate in any discussions or negotiations or enter into any agreement with any Entity, concerning an acquisition of all or any substantial portion of Seller or the Purchased Assets, except for the transactions with Buyer contemplated by this Agreement. Parent and Seller shall immediately advise Buyer of any such inquiry or proposal, including the terms thereof and the identity of the Entity making such inquiry or proposal.

          7.9.  Advice of Changes.  Parent and Seller will promptly advise Buyer
                -----------------
in writing of (a) any event which would render any representation or warranty of Seller contained in this Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate in any material respect, (b) any change, condition or event that has or could reasonably be expected to have a Material Adverse Effect on Seller or (c) any failure of Parent or Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder. Notwithstanding the disclosure to Buyer of any matter pursuant to this Section 7.9, neither Parent nor Seller shall be relieved of any liability for, nor shall the providing of such information by Parent or Seller to Buyer be deemed a waiver of, the breach of any representation, warranty, covenant or agreement of either Parent or Seller contained in this Agreement or a waiver of the related indemnification obligations of Seller contained in
Article 13.

          7.10. Assignment of Confidentiality Agreements.  Neither Seller nor
                ----------------------------------------
Parent shall amend, modify, or supplement, or grant any consent or waiver under or with respect to, any confidentiality agreements entered into by Seller (or its representatives or Affiliates) and each person, corporation, or other Entity (other than Buyer and its Affiliates and representatives) to whom confidential information was provided in connection with the sale of the Purchased Assets (collectively, the "Sale Confidentiality Agreements") without Buyer's prior written consent. Parent and Seller shall as promptly as reasonably practicable request each Entity to whom confidential information was provided pursuant to the Sale Confidentiality Agreements to return to Seller or destroy such information, in each case as provided in the Sale Confidentiality Agreements. Prior to the Closing and thereafter, each of Parent and Seller shall use its respective commercially reasonable best efforts to enforce the Sale Confidentiality Agreements and cause the same to remain in full force and effect in accordance with their terms.

          7.11. Books and Records; Personnel.
                ----------------------------

                (a) Neither Parent nor any of its Affiliates shall within ten years after the Closing Date or, with respect to Tax records within the later of six years or the applicable statute of limitations as extended, dispose of or destroy any business records or files of Seller or related to the Business for periods prior to the Closing Date, without first offering to turn over possession thereof to Buyer by written notice at least sixty (60) days prior to the proposed dates of such disposition or destruction.

                (b) From and after the Closing Date, to the extent reasonably required by Buyer in connection with the preparation of Tax returns or other legitimate purposes specified in writing, Parent and Seller shall (subject to applicable contractual and privacy obligations) allow Buyer and its agents access to all business records and files (other than those containing competitively sensitive or privileged information) of Parent or Seller related to the Business, which relate to periods prior to the Closing Date, upon reasonable advance notice during normal working hours, and Buyer shall have the right, at its own expense, to make copies of any such records and files, provided, however, that any such access or
                                      --------  -------
copying shall be had or done in such a manner so as not to interfere with the normal conduct of business.

                 (c) From and after the Closing Date, to the extent reasonably required by Buyer, Parent shall make available to Buyer upon written request (and at Buyer's expense): (i) personnel to assist in locating and obtaining records and files for periods prior to the Closing Date; and (ii) personnel whose assistance or participation is reasonably required in anticipation of, preparation for, or the prosecution or defense of existing or future claims or Actions, tax returns or other matters in which the Parties do not have any material adverse interest; provided, however, that Parent shall not be obligated
                           --------  -------
to make personnel available to the extent that such availability would interfere with the normal conduct of business of the Parent.

                 (d) Any confidential, proprietary or trade secret information provided under this Section 7.11 may not be disclosed to any third party without the prior consent of Parent. This obligation of confidentiality shall cease to apply to information that is in, or enters into, the public domain through no breach hereof by Buyer, or is required to be disclosed as a matter of law (provided that Buyer shall give prior notice to Parent of such requirement and the right to participate in any proceeding regarding such disclosure, and provided further that Buyer has sought to obtain confidentiality protection for such information when disclosed).

          7.12.  Name Change.  Promptly after the date hereof, Seller shall, and
                 -----------
Parent shall cause Seller to, change its name to a name bearing no resemblance to its present name.


                                   ARTICLE 8


                               COVENANTS OF BUYER
                               ------------------

          Buyer hereby covenants and agrees with Seller as follows:

          8.1.   Cooperation by Buyer.  Subject to its rights under Article 12,
                 --------------------
prior to the Closing, Buyer will use all reasonable efforts to take all actions and to do all things necessary, proper or advisable (but without any obligation to expend funds) to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with others in connection with the foregoing, including using reasonable efforts to (a) secure all consents, waivers, approvals, authorizations, tax exemptions and other governmental benefits and Licenses from governmental agencies or third parties as shall be required in order to enable Buyer and Seller to effect the transactions contemplated by this Agreement, (b) to lift or rescind any injunction or restraining order against the transactions, and (c) to effect any necessary registrations and filings.

          8.2.   Further Assurances.  Subject to the other terms and conditions
                 ------------------
of this Agreement, at any time and from time to time whether at, before or after the Closing Date, Buyer shall execute and deliver any further instruments or documents and take all such further action as Seller may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

          8.3.  Books and Records; Personnel.
                ----------------------------

                (a) Neither Buyer nor any of its Affiliates shall within ten years after the Closing Date or, with respect to Tax records within the later of six years or the applicable statute of limitations as extended, dispose of or destroy any business records or files related to the Business for periods prior to the Closing Date, without first offering to turn over possession thereof to Seller by written notice at least sixty (60) days prior to the proposed dates of such disposition or destruction.

                (b) From and after the Closing Date, to the extent reasonably required by Parent in connection with the preparation of Tax returns or other legitimate purposes specified in writing, Buyer shall (subject to applicable contractual and privacy obligations) allow Parent and its agents access to all business records and files (other than those containing competitively sensitive or privileged information) of Buyer related to the Business, which relate to periods prior to the Closing Date, upon reasonable advance notice during normal working hours, and Parent shall have the right, at its own expense, to make copies of any such records and files, provided, however, that any such access or
                                      --------  -------
copying shall be had or done in such a manner so as not to interfere with the normal conduct of business.

                (c) From and after the Closing Date, to the extent reasonably required by Parent, Buyer shall make available to Parent upon written request (and at Parent's expense): (i) personnel to assist in locating and obtaining records and files for periods prior to the Closing Date; and (ii) personnel whose assistance or participation is reasonably required in anticipation of, preparation for, or the prosecution or defense of existing or future claims or Actions, tax returns or other matters in which the Parties do not have any material adverse interest; provided, however, that Buyer shall not be obligated
                           --------  -------
to make personnel available to the extent that such availability would interfere with the normal conduct of business of the Buyer.

                (d) Any confidential, proprietary or trade secret information provided under this Section 8.3 may not be disclosed to any third party without the prior consent of Buyer. This obligation of confidentiality shall cease to apply to information that is in, or enters into, the public domain through no breach hereof by Parent or its Affiliates, or is required to be disclosed as a matter of law (provided that Parent shall give prior notice to Buyer of such requirement and the right to participate in any proceeding regarding such disclosure, and provided further that Parent has sought to obtain confidentiality protection for such information when disclosed).

          8.4.  Cooperation on Remedial Actions.  Upon the reasonable request of
                -------------------------------
Parent after the Closing, Buyer shall use its reasonable best efforts to assist Parent in securing an NFA with respect to any Remedial Action undertaken by Seller or Parent in respect of the Leased Real Property.

                                   ARTICLE 9


                               MUTUAL COVENANTS
                               ----------------

          9.1.  Employment. Except as otherwise provided herein, Buyer shall
                ----------
offer employment to each active employee (except for any employee listed or described on Schedule 9.1(i), each of whom Seller and Buyer mutually agree will
             --------------
be retained by Seller) of Seller (a) on the day next following the Closing Date or such later date as shall be agreed by Buyer and any such employee with respect to each employee who is actively employed on the Closing Date and (b) on the day next following the termination of an individual leave of absence, with respect to each employee who is on workers' compensation, short-term disability leave, military leave, layoff with recall rights pursuant to the recall provisions of the location in question, or other approved leave of absence on the Closing Date (in any case, such commencement day shall be referred to as the "Effective Date" and all such employees shall be referred to collectively as the "Employees"). Parent and Seller hereby irrevocably waive, effective as of the Closing Date, any and all restrictions, covenants, prohibitions or other rights contained in any employment or other agreement to which Parent or Seller and the respective Employee are a party that have or could have the effect of prohibiting any of the Employees from working for Buyer or any of its Affiliates in any capacity.

          9.2.  Employee Benefits. From the Effective Date and until the date
                -----------------
that is seven months after the Closing Date, Buyer or one of its Affiliates shall provide the Employees with compensation and employee benefits that are comparable, in the aggregate, to the compensation and benefits provided by Seller immediately prior to the Closing Date (which shall include continued medical insurance with no preexisting condition exclusions). With respect to any benefits provided to Employees (whether before or after the expiration of the seven month period referred to in the preceding sentence), Buyer shall give Employees credit for purposes of vesting and eligibility for periods of service with the Seller. Pursuant to Section 401(k)(10) of the Code, Seller shall permit Employees to receive distributions from their accounts in the Parent's 401(k) Plan and Seller and Buyer shall cooperate to allow Employees, at their option, to transfer such accounts to a tax-qualified plan sponsored by Buyer or an Affiliate of Buyer.

                                  ARTICLE 10


                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

          10.1. Conditions Precedent to Buyer's Obligations. The obligation of
                -------------------------------------------
Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any or all of which conditions may be waived by Buyer, in its sole discretion:

                (a) Truth of Representations and Warranties. Each of the
                    ---------------------------------------
representations and warranties made by Seller in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representation and warranty had been made or given on and as of the Closing Date.

                (b) Approvals. All required approvals and authorizations of,
                    ---------
filings with and notifications to, all regulatory authorities required for, and any appropriate approvals of the Aviation Authorities in connection with, the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

                (c) Litigation. No injunction or restraining order or other
                    ----------
order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby and no legal action or governmental investigation shall be pending or threatened which, if adversely determined, would reasonably be expected to result in any such injunction or order or in a damage remedy resulting from consummation of such transactions.

                (d) Covenants. Parent and Seller shall have performed and
                    ---------
complied with all covenants and agreements required by this Agreement to be performed by each of them prior to or at the Closing.

                (e) Deliveries. Seller shall have made at the Closing the
                    ----------
deliveries to Buyer required to be delivered by Seller pursuant to Section 11.2.

                (f) Consents. Seller shall have obtained written consents to the
                    --------
transfer or assignment to Buyer of the Contracts and Licenses identified on
Schedule 10.1(f).
---------------

                (g) Seller Legal Opinion. Buyer shall have received the written
                    --------------------
opinion of Akerman, Senterfitt & Eidson, P.A., counsel to Seller, dated as of the Closing Date and in substantially the form attached hereto as Exhibit A (the
                                                                  ---------
"Seller Legal Opinion").

                (h) Transfer of Leased Real Property. The Trustee shall have
                    --------------------------------
conveyed to Buyer, against delivery by Buyer of the Real Property Purchase Price, insurable, marketable and fee simple title to the Leased Real Property, free and clear of all Liens.

                (i) Title Insurance. The Buyer shall have obtained an American
                    ---------------
Land Title Association ("ALTA")/1992 (Urban) Survey of the Leased Real Property certified to the title company and otherwise in form reasonably acceptable to Buyer and a commitment to deliver an ALTA owner's title insurance policy covering the Leased Real Property in favor of Buyer in an amount acceptable to Buyer with such endorsements issued by the title company as reasonably may be requested by Buyer.

                (j) Reciprocal Easement Agreement. The Trustee and the Buyer
                    -----------------------------
shall have entered into the Reciprocal Easement Agreement.

                (k) [intentionally omitted]

                (l) [intentionally omitted]

                (m) [intentionally omitted]

                (n) [intentionally omitted]

                (o) Occupancy of Leased Real Property. Either (i) the Leased
                    ---------------------------------
Real Property shall be occupied exclusively by the Seller, and Parent and its other Affiliates and all officers, directors and employees of the foregoing shall have vacated the Leased Real Property or (ii) Parent and the Buyer shall have entered into a temporary occupancy agreement on terms acceptable to Parent and the Buyer with respect to the occupancy by Parent of a portion of the Leased Real Property.

          10.2. Conditions Precedent to Seller's Obligations. The obligation of
                --------------------------------------------
Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following , any or all of which conditions may be waived by Seller, in its sole discretion:

                (a) Truth of Representations and Warranties. Each of the
                    ---------------------------------------
representations and warranties made by Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

                (b) Approvals. All required approvals and authorizations of,
                    ---------
filings with and notifications to, all regulatory authorities required for the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

                (c) Litigation. No injunction or restraining order or other
                    ----------
order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby and no legal action or governmental investigation shall be pending or threatened which, if adversely determined, would reasonably be expected to result in any such injunction or order or in a damage remedy resulting from consummation of such transactions.

                (d) Covenants. Buyer shall have performed and complied in all
                    ---------
material respects with all covenants and agreements required by this Agreement to be performed by Buyer prior to or at the Closing.

                (e) Buyer Legal Opinion. Seller shall have received the written
                    -------------------
opinion of James Cherry, Esq., dated as of the Closing Date and in substantially the form attached hereto as Exhibit D (the "Buyer Legal Opinion").
                            ---------

                (f) Deliveries. Buyer shall have made at the Closing the
                    ----------
deliveries to Seller required to be delivered by Buyer pursuant to Section 11.3.


                                  ARTICLE 11


                                    CLOSING
                                    -------

          11.1. Time and Place. Subject to the terms and conditions of this
                --------------
Agreement, the Closing shall take place at the offices of Akerman, Senterfitt & Eidson, P.A. in Miami, Florida at 10:00 a.m., on May 25, 2001 or at such other time and place as the Parties shall agree upon in writing (the "Closing Date"). The Closing shall be deemed effective at 11:59 p.m. Eastern time on the Closing Date.

          11.2. Items to be Delivered by Seller. At the Closing, Seller shall
                -------------------------------
deliver to Buyer or procure the following:

                (a) A bill of sale in form and substance reasonably satisfactory to Buyer conveying to Buyer the Purchased Assets (the "Bill of Sale"), duly executed by Seller;

                (b) Certificates of the Secretary of each of Seller and Parent certifying (i) as to the due authorization of this Agreement and the transactions contemplated hereby by the Board of Directors and shareholder of Seller and the Board of Directors of Parent; and (ii) the incumbency and specimen signatures of the officer or officers of Seller and Parent executing this Agreement and the other agreements to be executed in connection herewith;

                (c) An assignment and assumption agreement in form and substance reasonably satisfactory to Buyer (the "Assignment and Assumption Agreement"), duly executed by Seller;

                (d) The Escrow Agreement, duly executed by Seller;

                (e) A Copy of the charter of Seller certified by the Secretary of State of the State of Florida within ten (10) days prior to the Closing Date;

                (f) A certificate of good standing of the Seller issued by the Secretary of State of the State of Florida within ten (10) days prior to the Closing Date;

                (g) A certificate duly executed by a duly authorized officer of Seller stating that the conditions set forth in Sections 10.1(a) and 10.1(d) are satisfied;

                (h) A certificate duly executed by a duly authorized officer of Parent stating that the condition set forth in Section 10.1(d) is satisfied;

                (i) The Seller Legal Opinion;

                (j) The originals of all certificates of title to the vehicles included in the Purchased Assets, together with appropriate assignments of title to such vehicles and other documents necessary for the transfer of any such vehicle to Buyer;

                (k) Termination Statements, as prescribed by the Uniform Commercial Code as in effect in the State of Florida, or other evidence of release satisfactory to Buyer, in any case duly prepared and properly executed, by each Entity that has a security interest in or a Lien against any Purchased Asset;

                (l) A general release by Parent, on behalf of itself and its other direct and indirect subsidiaries, of all liability of Seller to them and of any claim that they, or any of them, may have against Seller; and

                (m) Such other documents, instruments and certificates as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

          11.3. Items to be Delivered by Buyer. At the Closing, Buyer shall
                ------------------------------
deliver to Seller the following:

                (a) By wire transfer, the Closing Date Payment Amount in immediately available funds as specified in Article 4 hereof;

                (b) The Assignment and Assumption Agreement, duly executed by Buyer;

                (c) A certificate duly executed by a duly authorized officer of Buyer stating that the conditions set forth in Sections 10.2(a) and 10.2(d) are satisfied;

                (d) A certificate of an officer of Buyer certifying (i) as to the due authorization of this Agreement and the transactions contemplated hereby by Buyer; and (ii) the incumbency and specimen signatures of the officer or officers of Buyer executing this Agreement and the other agreements to be executed in connection herewith;

                (e) The Escrow Agreement, duly executed by Buyer;

                (f) The Buyer Legal Opinion; and

                (g) A duly executed Florida resale certificate (which shall include Buyer's tax registration number) in respect of the Purchased Assets referred to in Section 2.1(j).


                                  ARTICLE 12


                       TERMINATION PRIOR TO CLOSING DATE
                       ---------------------------------

          12.1. Termination. This Agreement may be terminated at any time prior
                -----------
to the Closing Date only as follows:

                (a) By the mutual written consent of Buyer, Parent and Seller;

                (b) By any Party immediately upon written notice to the other Parties, if the Closing has not occurred on or before May 31, 2001; or

                (c) By any Party immediately upon written notice to the other Parties if a permanent injunction is issued by a court of competent jurisdiction or by any regulatory or governmental body which enjoins or otherwise prohibits the Closing and becomes final and non-appealable.

          12.2. Effect of Termination. In the event of any termination of this Agreement pursuant to Section 12.1 hereof, no Party shall have liability or further obligations to the other Parties under this Agreement; provided,
                                                               --------
however, that such termination shall not relieve any Party of liability for any
-------
willful, material breach of this Agreement.

                                  ARTICLE 13


                        INDEMNIFICATION AND PROCEDURES
                        ------------------------------

          13.1. Indemnification by Seller. Subject to the other provisions of
                -------------------------
this Article 13 (it being understood that the final determination of the Adjustment Statements pursuant to Section 4.3 shall not be deemed to waive any of Buyer's rights to indemnification under this Section 13.1), Seller shall indemnify and hold Buyer and any Affiliates of Buyer and their respective employees, representatives, officers, directors, and agents ("Buyer Group") harmless from and against any and all Damages suffered by Buyer or any other member of the Buyer Group resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against Buyer or any other member of the Buyer Group by a third party) alleged to result from, arise out of or have been incurred with respect to:

                (a) the inaccuracy or breach of any representation or warranty made by Seller in this Agreement or in any certificate delivered by it at the Closing pursuant hereto;

                (b) the breach of any covenant by Seller or Parent or the nonperformance of any obligation to be performed by Seller or Parent under this Agreement or in any certificate delivered by them at the Closing pursuant hereto;

                (c) the failure of Seller fully to pay or satisfy or cause to be paid or satisfied any of the Retained Liabilities; and

                (d) the failure to comply with applicable bulk sales laws.

          13.2. Indemnification by Buyer. Subject to the other provisions of
                ------------------------
this Article 13, Buyer shall indemnify and hold Seller and its employees, representatives, officers, directors and agents ("Seller Group") harmless from and against any Damages suffered by Seller or any other member of the Seller Group resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against Seller or any other member of the Seller Group by a third party) alleged to result from, arise out of or have been incurred with respect to:

                (a) the inaccuracy or breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by it at the Closing pursuant hereto;

                (b) the breach of any covenant by Buyer or the nonperformance of any obligation to be performed by Buyer under this Agreement or in any certificate delivered by it at the Closing pursuant hereto;

                (c) the failure of Buyer fully to pay or satisfy any of the Assumed Liabilities; and

                (d) the operation of the Business by the Buyer after the Closing Date (except to the extent that such Damages are the subject of indemnification pursuant to Section 13.1).

          13.3. Notice and Resolution of Claim.
                ------------------------------

                (a) An indemnified party hereunder shall promptly give written notice to the indemnifying party after obtaining knowledge of (i) any claim the indemnified party has against the indemnifying party not involving a third party claim or litigation or (ii) any third party claim or litigation against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth in Section 13.1 or Section 13.2 specifying in reasonable detail the claim or litigation and the basis for indemnification; provided, that the failure of the indemnified party promptly to
                 --------
notify the indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations under this Article 13 except to the extent the indemnified party's failure so to notify actually prejudices the indemnifying party's ability to defend against such third party claim or litigation. If such claim for indemnity shall arise from the claim or litigation of a third party, the indemnified party shall permit the indemnifying party to assume the defense of any such claim, litigation or any litigation resulting from such claim.

                (b) If the indemnifying party assumes the defense of any such third party claim or litigation, the obligations of the indemnifying party hereunder shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the indemnified party harmless from and against any and all Damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment (except with the written consent of the indemnified party), or enter into any settlement (except with the written consent of the indemnified party), (i) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a complete release from all liability in respect of such claim or litigation or (ii) the effect of which is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any indemnified party. The indemnifying party shall permit the indemnified party to participate in such defense or settlement through counsel chosen by the indemnified party, with the fees and expenses of such counsel borne by the indemnified party unless under then applicable standards of professional conduct a conflict may exist between the indemnifying party and the indemnified party in which event such fees and expenses of such counsel shall be borne by the indemnifying party.

                (c) Failure by the indemnifying party to notify the indemnified party of its election to assume the defense any such claim or litigation by a third party within twenty (20) days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to assume the defense of such claim or litigation. If the indemnifying party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate; provided,
                                                                   --------
however, that in settling any action in respect of which indemnification is
-------
payable under this Article 13, it shall act reasonably and in good faith. The indemnifying party shall not be entitled to require that any action be brought against any other Entity before action is brought against it hereunder by the indemnified party but shall be subrogated to any right of action to the extent that it has paid or successfully defended against any third party claim.

          13.4. Non Third-Party Claims. With respect to any claim not involving
                ----------------------
a third party claim or litigation which the indemnifying party fails to pay within thirty (30) days of the date notice is received from the indemnified party, the indemnifying party shall, if it is ultimately determined by agreement of the parties or by a court or other competent body to have been obligated to indemnify the indemnified party for such claim, pay the indemnified party interest on such claim at the Prime Rate from the date of such ultimate determination.

          13.5. Payment and Assignment of Claims.
                --------------------------------

                (a) Upon final determination by the Parties or by a court of competent jurisdiction or by any alternate dispute resolution procedure agreed upon by the Parties, that a Party is entitled to indemnification under this Article, the indemnifying party shall promptly pay or reimburse, as appropriate, the indemnified party for any Damages to which the indemnified party is entitled to be indemnified under this Article 13. Any Damages to which Buyer is entitled to be indemnified under this Article 13 shall be satisfied first by setting off against any remaining Deferred Payment Amount and then by payment of any remaining Damages from Seller to Buyer.

                (b) In the event that any of the Damages for which an indemnifying party is responsible or allegedly responsible pursuant to Section
13.3 are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, then the indemnified party shall assign any and all rights that it may have to recover such Damages to the indemnifying party.

          13.6. Limits on Indemnification.
                -------------------------

                (a) Limit of Liability. The total aggregate liability of Seller
                    ------------------
for any claims for Damages arising under Section 13.1(a) of this Agreement shall not exceed the Purchase Price (without regard for any adjustment of the Purchase Price pursuant to Section 13.7); provided, however, that the limitation set forth in this Section 13.6(a) shall not apply with respect to the inaccuracy or breach of any representation or warranty set forth in Section 5.9 relating to Taxes, in Section 5.4 relating to title, or in Sections 5.10(b), 5.10(c), 5.11(b) and 5.18 relating to environmental matters. Except as provided in this Section and except with respect to the representation and warranty set forth in
Section 5.3(d), no Party shall be liable to the other for any Damages arising under 13.1(a) or 13.2(a), as the case may be, until the aggregate amount of such Damages incurred by the other Party, taken together, exceeds $200,000; provided, however, that once such aggregate Damages exceed $200,000, indemnification shall be had to the full extent of all Damages, including the first $200,000.

                (b) Survival. The representations and warranties made in this
                    --------
Agreement or in any certificate or other agreement or document delivered pursuant hereto or in connection herewith shall survive the Closing Date for a period of two years or, in the case of representations and warranties set forth in Section 5.9 relating to Taxes, in Sections 5.10(b), 5.10(c), 5.11(b) and 5.18 relating to environmental matters, and in Section 5.3(b) to the extent an undisclosed liability relates to Environmental Laws, for the maximum periods permitted by law or, in the case of representations and warranties set forth in
Section 5.4, relating to title, without limitation (the applicable survival period being referred to herein as the "Survival Period").

Neither Party shall have an obligation to indemnify the other pursuant to this
Article 13 for any breach of any representation or warranty unless a notice has been submitted to the indemnifying party in accordance with Section 13.3(a) hereof prior to the end of the applicable Survival Period. All statutes of limitation applicable to claims by Buyer for Damages arising under Sections 13.1(b), (c) and (d) are hereby waived by Parent and Seller.

          13.7.  Indemnity Payments. The Parties agree that any payments by one
                 ------------------
Party to the other Party made pursuant to this Article 13 will be treated by the Parties on all applicable tax returns as an adjustment to the Purchase Price.


                                  ARTICLE 14


                             RESTRICTIVE COVENANT
                             --------------------

          14.1.  Covenants Not to Compete. For a period of three (3) years after
                 ------------------------
the Closing Date, Seller and Parent shall not, directly or indirectly through or in association with any Entity or otherwise (a) engage in Repairs; (b) own or acquire any interest in any business which is engaged in Repairs (other than ownership of 5% or less of any publicly traded company that engages in such business); (c) attempt to solicit any customers of Buyer in connection with the performance by Seller or Parent of Repairs; (d) act as a consultant or advisor, or loan or otherwise provide funds or assistance of any sort, to, or otherwise engage, any Entity who is or is attempting to engage in any of the activities listed in (a) through (c) hereof; or (e) take any action which may impair the relationship between Buyer and suppliers and customers of, or others having relationships with, the Business. Notwithstanding the foregoing, Seller and Parent may: (i) conduct Repairs allowed by the airframe maintenance manual for an aircraft that is being maintained by Parent's Affiliates on behalf of a customer, (ii) supervise repair management programs for customers of Parent and its Affiliates, and (iii) solicit customers of Buyer for the Parent's other businesses, including businesses outside the scope of this Section 14.1 and activities that Parent or its other businesses may engage in as described in clauses (i) and (ii) of this sentence. This covenant shall not apply: (i) to any Entity that is (A) not an Affiliate of Parent, (B) acquiring all of the stock, a "substantial piece" of the stock, or all or substantially all of the assets, of Parent and (C) at the time of such acquisition engaged in the aerospace industry (so long as any business of the acquiring Entity that is competitive with the Business is not conducted by such Entity through the Parent or its subsidiaries); or (ii) to any Entity that is (A) not an Affiliate of Parent and
(B) acquiring all of the stock or all or substantially all of the assets of any subsidiary of Parent (so long as any business of the acquiring Entity that is competitive with the Business is not conducted by such Entity through such subsidiary). For purposes of this covenant, a "substantial piece" of the stock of Parent shall mean 20% or more of the outstanding voting power of the Parent.

          14.2.  Obligations Not to Compete as Inducement and Consideration to
                 -------------------------------------------------------------
Buyer. Parent and Seller acknowledge and agree that the value to Buyer of the
-----
transactions provided for in this Agreement would be substantially and materially diminished if either Parent or Seller, directly or indirectly through or in association with any Entity or otherwise, were hereafter to breach any of the provisions of Section 14.1, and Parent and Seller have therefore offered and agreed to the provisions of Section 14.1 as a material inducement to Buyer to enter into this

Agreement, and in consideration of the promises, representations and covenants made by Buyer under this Agreement. Parent and Seller specifically acknowledge and agree that the provisions of Section 14.1 are commercially reasonable restraints on Parent and Seller, ancillary to the investment, effort and risk to acquire and thereafter operate the Business and are reasonably necessary to protect the interests Buyer is acquiring hereunder. Parent and Seller further acknowledge and agree that Buyer would be irreparably damaged by a breach of
Section 14.1 and would not be adequately compensated by monetary damages for any such breach. Therefore, in addition to all other remedies, Buyer shall be entitled to injunctive relief from any court having jurisdiction to restrain any violation (actual or threatened) of Section 14.1 without the necessity of (a) proving monetary damages or the insufficiency thereof, or (b) posting any bond in regard to any injunctive proceeding.

          14.3.  Enforceability. If any court shall in any proceeding refuse to
                 --------------
enforce Sections 14.1 and 14.2 in whole or in part because the time limit, geographical scope or any other element thereof is deemed unreasonable in the jurisdiction of that court, it is expressly understood and agreed that Sections
14.1 and 14.2 shall not be void but, for the purpose of such proceeding, such time limit, geographical scope or other element shall be deemed to be reduced to the extent necessary to permit the enforcement of Sections 14.1 and 14.2 to the maximum extent allowable in that particular jurisdiction. The foregoing, however, is not intended to and shall not in any way affect, invalidate or limit the remaining provisions of Sections 14.1 and 14.2 or affect, invalidate or limit the validity or enforceability of Sections 14.1 and 14.2 as written in any other jurisdiction at any time.


                                  ARTICLE 15


                                 MISCELLANEOUS
                                 -------------

          15.1.  Enforceability.
                 --------------

                 (a) Except as otherwise provided in this Agreement, the Parties agree that money damages are an inadequate remedy for a violation of their covenants contained herein and in the other agreements delivered pursuant hereto, including but not limited to the covenants contained within Article 14, and that such other Party shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to an injunction enjoining and restraining the breaching Party from doing or continuing to do any such act and any other violations or threatened violations of any said covenant.

                 (b) If any provision of this Agreement as applied to any Party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The Parties intend this Agreement to be enforced as written. If any such provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, the Parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its amended form such provision shall then be enforceable and shall be enforced. If any provision of this Agreement shall otherwise finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

          15.2.  Successors and Assigns. The terms and conditions of this
                 ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; provided, however, that this
                                              --------  -------
Agreement may not be assigned by any Party without the express written consent of the other Party hereto, except that either Party may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries of such Party, but any such assignment will not relieve such Party of any of its obligations.

          15.3.  Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

          15.4.  Headings. The headings of the Sections of this Agreement are
                 --------
inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          15.5.  Waiver. Any of the terms or conditions of this Agreement may be
                 ------
waived in writing at any time by the Party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

          15.6.  Brokers' Fees. Neither Parent nor Seller on the one hand, or
                 -------------
Buyer on the other, has taken or will take any action that would cause the other to have any obligation or liability to any person for a finders' or brokers' fee relative to the transactions contemplated by this Agreement. Buyer agrees to indemnify, defend and hold Seller harmless from any Damages arising out of any claim of any finder or broker retained by Buyer. Seller agrees to indemnify, defend and hold Buyer harmless from any Damages arising out of any claim of any finder or broker retained by Seller.

          15.7.  Sales and Transfer Taxes. Seller and Buyer shall each be
                 ------------------------
responsible for and shall pay fifty percent (50%) of the sales, transfer, deed, duties, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement.

          15.8.  No Third-Party Beneficiaries. Nothing in this Agreement shall
                 ----------------------------
create any third-party beneficiary rights in any Entity that is not a Party to this Agreement.

          15.9.  Expenses. Except as otherwise expressly provided for herein or
                 --------
in any agreement entered into on the date hereof, each Party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of its own financial consultants, accountants and legal counsel.

          15.10.  Notices. Any notice, request, instruction, consent or other
                  -------
document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, as follows:

          If to Seller or Parent:

                 Aviation Sales Company
                 c/o TIMCO Corporate Offices
                 623 Radar Road
                 Greensboro, North Carolina 27410
                 Attention: Dale S. Baker, Chairman
                 Fax No.: (336) 664-0339

          With a copy to:

                 Philip B. Schwartz
                 Akerman, Senterfitt & Eidson, P.A.
                 One Southeast Third Avenue
                 Miami, Florida 33131
                 Fax No.: (305) 374-5095

          If to Buyer:

                 Hamilton Sundstrand Service Corporation
                 1 Hamilton Road
                 Windsor Locks, CT 06096
                 Attention: Secretary
                 Fax No.: (860) 654-2614

or at such other address for a Party as shall be specified in writing by that Party. Any notice which is delivered personally or by telecopy to the addresses provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be deemed given to the Entity to which it is addressed when received.

          15.11. Bulk Sales Laws. Buyer agrees to waive compliance by Seller
                 ---------------
with the requirements of all applicable laws, if any, relating to sales in bulk. Seller agrees to pay and discharge when due, and to indemnify and hold harmless Buyer from and against, all claims that could be asserted against Buyer by reason of such non-compliance.

          15.12. Governing Law. This Agreement shall be construed in accordance
                 -------------
with and governed by the laws of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.

          15.13. Public Announcements. The Parties shall agree on the terms of
                 --------------------
the press releases to be issued upon the execution of this Agreement and shall consult with each other before issuing any other press releases with respect to this Agreement and the transactions contemplated hereby, including without limitation, any termination of this Agreement for any reason.

          15.14. Parent Guarantee. Parent hereby absolutely, unconditionally and
                 ----------------
irrevocably guarantees the prompt payment and performance, in each case when due, of all obligations (monetary and non-monetary) of Seller under this Agreement. Parent agrees that this guarantee is continuing in nature and shall survive and continue in full force notwithstanding the dissolution or liquidation of, or the insolvency or bankruptcy of, or other occurrence whatsoever affecting the liabilities and obligations of, Seller. Parent agrees that, with respect to monetary obligations of Seller, this Section 15.14 is a guarantee of performance and payment and not merely of collection, and that Parent will perform said obligations without offset of any kind and without first pursuing any rights or remedies that it may have against Seller, regardless of the existence or adequacy of such rights or remedies. Parent hereby unconditionally and irrevocably waives, to the extent permitted by applicable law, (a) notice of acceptance of the guarantee and any notice regarding the performance or non-performance of Seller with respect to any of its obligations hereunder, (b) presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default to anyone, (c) defenses to pay or perform based upon any of the obligations of Seller hereunder not being a valid and binding obligation of Seller enforceable in accordance with its terms for any reason whatsoever, (d) all other notices to which Parent may be entitled but which may legally be waived, (e) any defense or circumstance which might otherwise constitute a legal or equitable discharge of parent and (f) all rights under any state or federal statute dealing with or affecting the rights of creditors. Parent represents and warrants to Buyer that it has all authority, corporate or otherwise, necessary to make this guarantee.

          15.15. Entire Agreement; Amendment. This Agreement, including all
                 ---------------------------
Schedules and Exhibits hereto, and the other agreements entered into on the date hereof constitute the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersede and render null and void all prior agreements and understandings between the Parties with respect to such matters. No amendment, modification or alteration of the terms or provisions of this Agreement including all Schedules and Exhibits hereto, shall be binding unless the same shall be in writing and duly executed by the Party against whom such would apply.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf as of the date first set forth.


                              AVIATION SALES COMPANY

                              By: /s/ Michael C. Brant
                                 -------------------------------
                              Name: Michael C. Brant
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------

                              CARIBE AVIATION, INC.

                              By: /s/ Michael C. Brant
                                 -------------------------------
                              Name: Michael C. Brant
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------

                              HAMILTON SUNDSTRAND
                              SERVICE CORPORATION

                              By: /s/ Michael A. Monts
                                 -------------------------------
                              Name: Michael A. Monts
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------

Agreement, and in consideration of the promises, representations and covenants made by Buyer under this Agreement. Parent and Seller specifically acknowledge and agree that the provisions of Section 14.1 are commercially reasonable restraints on Parent and Seller, ancillary to the investment, effort and risk to acquire and thereafter operate the Business and are reasonably necessary to protect the interests Buyer is acquiring hereunder. Parent and Seller further acknowledge and agree that Buyer would be irreparably damaged by a breach of
Section 14.1 and would not be adequately compensated by monetary damages for any such breach. Therefore, in addition to all other remedies, Buyer shall be entitled to injunctive relief from any court having jurisdiction to restrain any violation (actual or threatened) of Section 14.1 without the necessity of (a) proving monetary damages or the insufficiency thereof, or (b) posting any bond in regard to any injunctive proceeding.

          14.3.  Enforceability. If any court shall in any proceeding refuse to
                 --------------
enforce Sections 14.1 and 14.2 in whole or in part because the time limit, geographical scope or any other element thereof is deemed unreasonable in the jurisdiction of that court, it is expressly understood and agreed that Sections
14.1 and 14.2 shall not be void but, for the purpose of such proceeding, such time limit, geographical scope or other element shall be deemed to be reduced to the extent necessary to permit the enforcement of Sections 14.1 and 14.2 to the maximum extent allowable in that particular jurisdiction. The foregoing, however, is not intended to and shall not in any way affect, invalidate or limit the remaining provisions of Sections 14.1 and 14.2 or affect, invalidate or limit the validity or enforceability of Sections 14.1 and 14.2 as written in any other jurisdiction at any time.


                                  ARTICLE 15


                                 MISCELLANEOUS
                                 -------------

          15.1.  Enforceability.
                 --------------

                 (a) Except as otherwise provided in this Agreement, the Parties agree that money damages are an inadequate remedy for a violation of their covenants contained herein and in the other agreements delivered pursuant hereto, including but not limited to the covenants contained within Article 14, and that such other Party shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to an injunction enjoining and restraining the breaching Party from doing or continuing to do any such act and any other violations or threatened violations of any said covenant.

                 (b) If any provision of this Agreement as applied to any Party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The Parties intend this Agreement to be enforced as written. If any such provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, the Parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its amended form such provision shall then be enforceable and shall be enforced. If any provision of this Agreement shall otherwise finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

          15.2.  Successors and Assigns. The terms and conditions of this
                 ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; provided, however, that this
                                              --------  -------
Agreement may not be assigned by any Party without the express written consent of the other Party hereto, except that either Party may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries of such Party, but any such assignment will not relieve such Party of any of its obligations.

          15.3.  Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

          15.4.  Headings. The headings of the Sections of this Agreement are
                 --------
inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          15.5.  Waiver. Any of the terms or conditions of this Agreement may be
                 ------
waived in writing at any time by the Party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

          15.6.  Brokers' Fees. Neither Parent nor Seller on the one hand, or
                 -------------
Buyer on the other, has taken or will take any action that would cause the other to have any obligation or liability to any person for a finders' or brokers' fee relative to the transactions contemplated by this Agreement. Buyer agrees to indemnify, defend and hold Seller harmless from any Damages arising out of any claim of any finder or broker retained by Buyer. Seller agrees to indemnify, defend and hold Buyer harmless from any Damages arising out of any claim of any finder or broker retained by Seller.

          15.7.  Sales and Transfer Taxes. Seller and Buyer shall each be
                 ------------------------
responsible for and shall pay fifty percent (50%) of the sales, transfer, deed, duties, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement.

          15.8.  No Third-Party Beneficiaries. Nothing in this Agreement shall
                 ----------------------------
create any third-party beneficiary rights in any Entity that is not a Party to this Agreement.

          15.9.  Expenses. Except as otherwise expressly provided for herein or
                 --------
in any agreement entered into on the date hereof, each Party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of its own financial consultants, accountants and legal counsel.

          15.10.  Notices. Any notice, request, instruction, consent or other
                  -------
document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, as follows:

          If to Seller or Parent:

                 Aviation Sales Company
                 c/o TIMCO Corporate Offices
                 623 Radar Road
                 Greensboro, North Carolina 27410
                 Attention: Dale S. Baker, Chairman
                 Fax No.: (336) 664-0339

          With a copy to:

                 Philip B. Schwartz
                 Akerman, Senterfitt & Eidson, P.A.
                 One Southeast Third Avenue
                 Miami, Florida 33131
                 Fax No.: (305) 374-5095

          If to Buyer:

                 Hamilton Sundstrand Service Corporation
                 1 Hamilton Road
                 Windsor Locks, CT 06096
                 Attention: Secretary
                 Fax No.: (860) 654-2614

or at such other address for a Party as shall be specified in writing by that Party. Any notice which is delivered personally or by telecopy to the addresses provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be deemed given to the Entity to which it is addressed when received.

          15.11. Bulk Sales Laws. Buyer agrees to waive compliance by Seller
                 ---------------
with the requirements of all applicable laws, if any, relating to sales in bulk. Seller agrees to pay and discharge when due, and to indemnify and hold harmless Buyer from and against, all claims that could be asserted against Buyer by reason of such non-compliance.

          15.12. Governing Law. This Agreement shall be construed in accordance
                 -------------
with and governed by the laws of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.

          15.13. Public Announcements. The Parties shall agree on the terms of
                 --------------------
the press releases to be issued upon the execution of this Agreement and shall consult with each other before issuing any other press releases with respect to this Agreement and the transactions contemplated hereby, including without limitation, any termination of this Agreement for any reason.

          15.14. Parent Guarantee. Parent hereby absolutely, unconditionally and
                 ----------------
irrevocably guarantees the prompt payment and performance, in each case when due, of all obligations (monetary and non-monetary) of Seller under this Agreement. Parent agrees that this guarantee is continuing in nature and shall survive and continue in full force notwithstanding the dissolution or liquidation of, or the insolvency or bankruptcy of, or other occurrence whatsoever affecting the liabilities and obligations of, Seller. Parent agrees that, with respect to monetary obligations of Seller, this Section 15.14 is a guarantee of performance and payment and not merely of collection, and that Parent will perform said obligations without offset of any kind and without first pursuing any rights or remedies that it may have against Seller, regardless of the existence or adequacy of such rights or remedies. Parent hereby unconditionally and irrevocably waives, to the extent permitted by applicable law, (a) notice of acceptance of the guarantee and any notice regarding the performance or non-performance of Seller with respect to any of its obligations hereunder, (b) presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default to anyone, (c) defenses to pay or perform based upon any of the obligations of Seller hereunder not being a valid and binding obligation of Seller enforceable in accordance with its terms for any reason whatsoever, (d) all other notices to which Parent may be entitled but which may legally be waived, (e) any defense or circumstance which might otherwise constitute a legal or equitable discharge of parent and (f) all rights under any state or federal statute dealing with or affecting the rights of creditors. Parent represents and warrants to Buyer that it has all authority, corporate or otherwise, necessary to make this guarantee.

          15.15. Entire Agreement; Amendment. This Agreement, including all
                 ---------------------------
Schedules and Exhibits hereto, and the other agreements entered into on the date hereof constitute the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersede and render null and void all prior agreements and understandings between the Parties with respect to such matters. No amendment, modification or alteration of the terms or provisions of this Agreement including all Schedules and Exhibits hereto, shall be binding unless the same shall be in writing and duly executed by the Party against whom such would apply.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf as of the date first set forth.


                              AVIATION SALES COMPANY

                              By: /s/ Michael C. Brant
                                 -------------------------------
                              Name: Michael C. Brant
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------

                              CARIBE AVIATION, INC.

                              By: /s/ Michael C. Brant
                                 -------------------------------
                              Name: Michael C. Brant
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------

                              HAMILTON SUNDSTRAND
                              SERVICE CORPORATION

                              By: /s/ Michael A. Monts
                                 -------------------------------
                              Name: Michael A. Monts
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------